Exhibit 10.17

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CONFIDENTIAL	Execution Copy

Research Collaboration and License Agreement

This Research Collaboration and License Agreement (this “Agreement”) is effective as of March 14, 2013 (the “Effective Date”) and is entered into by and between UCB Pharma S.A., a Belgium corporation (“UCB”), and Five Prime Therapeutics, Inc., a Delaware corporation (“FivePrime”). UCB and FivePrime are referred to individually as a “Party” and collectively as the “Parties.”

Recitals

WHEREAS, FivePrime has developed a proprietary protein library and proprietary technologies for screening, identifying, validating and characterizing target proteins involved in human diseases, and for the development of therapeutic candidates directed to or against such proteins or incorporating or deriving from such proteins, for treatment of human diseases;

WHEREAS, UCB has developed certain proprietary know-how and technologies related to the discovery, validation and development of target proteins involved in human diseases, and for the discovery and development of biologic and small molecule therapeutic products for the treatment of human diseases, and has know-how and expertise with regard to the development, registration, manufacture and commercialization of such products;

WHEREAS, UCB and FivePrime desire to enter into a research collaboration to use their respective know-how, technologies and other assets to screen for, identify, validate, characterize and advance target proteins involved in renal fibrosis, as well as *** for *** associated with CNS diseases, upon the terms and conditions set forth herein;

WHEREAS, UCB desires to obtain a license under certain of FivePrime’s intellectual property for the further research, development and commercialization of products directed to or against, or incorporating or deriving from, certain of such target proteins identified in such research collaboration, and FivePrime desires to grant such a license, upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.        Definitions. Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, have the respective meanings set forth below.

1.1        “Acquiror” means, with respect to a Strategic Transaction, the Third Party referenced in the definition of “Strategic Transaction.”

1.2         “Affiliate” means, with respect to a Party or an Acquiror, any Entity that directly or indirectly controls, is controlled by, or is under common control with, as applicable, that Party or such Acquiror. For the purpose of this definition, “control” means direct or indirect ownership of at least 50% of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than 50% of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other similar arrangement whereby such Entity controls or has the right to control the board of directors or equivalent governing body of such Entity, or such other relationship as results in actual control over the management, assets, business and affairs of an Entity.

1.3        “Agreement” has the meaning set forth in the preamble of this Agreement.

1.4        “Alliance Manager” has the meaning set forth in Section 2.1.3.

1.5        “Arbitration” has the meaning set forth in Section 14.6.1.

1.6        “***” has the meaning set forth in Section 8.4.1.

1.7        “BLA” means a Biological License Application (as defined by the FDA) and including any amendments or supplements thereto, which is filed with the FDA to seek regulatory approval to market and sell a product in the U.S., or any corresponding foreign equivalent applications which are filed with the relevant Regulatory Authorities in another country or region in the Territory, or any successor application having substantially the same function.

1.8        “Business Day” means any day other than a Saturday, a Sunday or any day on which banks in Brussels, Belgium are permitted or required to close by Law.

1.9        “Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.10    “Calendar Year” means a successive period of 12 calendar months commencing on January 1 and ending on December 31.

1.11    “Chief Patent Counsels” has the meaning set forth in Section 2.3.3.

1.12    “Clinical Trial” means a Phase 1 Trial, Phase 2 Trial, or Phase 3 Trial.

1.13    “Claiming Date” has the meaning set forth in Section 4.2.1.

1.14    “Claiming Option” has the meaning set forth in Section 4.2.1.

1.15    “Claiming Option Period” has the meaning set forth in Section 4.2.1.

1.16    “CNS Project” means the program of research and development activities directed to the discovery and evaluation of Proteins linked to ***, as set forth in the relevant portions of the Research Plan.

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1.17    “Collaboration Know-How” means any and all Know-How discovered, developed, made, generated or invented by or on behalf of: (i) FivePrime in the performance of the Research Plan (including during any applicable License Option Period), but excluding any such Know-How constituting FivePrime Platform Technology; and/or (ii) UCB in the performance of the Research Plan, but excluding any Protein Know-How and UCB Evaluation Know-How.

1.18    “Collaboration Patent” means any and all Patents that claim an invention: (i) discovered by or on behalf of FivePrime in the performance of the Research Plan (including during any applicable License Option Period), but excluding any FivePrime Platform Patents; (ii) discovered by or on behalf of UCB in the performance of the Research Plan, but excluding any Protein Patents and UCB Evaluation Patents; or (iii) jointly invented in the performance of the Research Plan (including during any applicable License Option Period) by one or more individuals obligated to assign their rights to FivePrime or its Affiliates and one or more individuals obligated to assign their rights to UCB or its Affiliates .

1.19    “Combination Product” means a Licensed Product which contains at least two different therapeutically active ingredients, at least one of which would not by itself constitute a Licensed Product.

1.20    “Commercial License” means the licenses granted to UCB pursuant to Section 6.1.2 with respect to a given Licensed Protein and Licensed Products with respect thereto.

1.21    “Commercial License Fee” has the meaning set forth in Section 8.2.2.

1.22    “Commercially Reasonable Efforts” means: (a) where applied to carrying out specific obligations under the Research Plan, deploying appropriate resources commensurate with the obligation, and carrying out such obligation in a reasonably sustained manner; and (b) where applied to the development or commercialization activities of UCB pursuant to a Commercial License, the efforts and resources that UCB and its Affiliates would use as part of an active and continuing program of development or commercialization of its other pharmaceutical products of a commercial potential similar to the commercial potential of the relevant Licensed Product, at a similar stage of its product life, taking into account relevant factors such as the establishment of the Licensed Product in the marketplace, the competitiveness of the marketplace, the proprietary position of the Licensed Product, the regulatory status involved, the pricing and launching strategy and the risk/benefit profile (including relative safety and efficacy) of the Licensed Product. “Commercially Reasonable Efforts” of a Party shall require that such Party (on its own or acting through any of its Affiliates, sublicensees or subcontractors), at a minimum: (i) promptly assign responsibility for such obligations to qualified employees, set annual goals and objectives for carrying out such obligations, and monitor and hold employees accountable for progress with respect to such goals and objectives;

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(ii) set and seek to achieve specific and meaningful objectives for carrying out such obligations; and (iii) make and implement decisions and allocate resources reasonably designed to diligently advance progress with respect to such objectives. Commercially Reasonable Efforts shall be determined on a market-by-market and indication-by-indication basis for a particular Licensed Product and it is acknowledged and understood that the level of efforts may be significantly different for different markets and will change over time.

1.23    “Confirmed Hit” means a Protein that is initially identified as a hit from a Screening Assay as a result of screening all or a portion of the FivePrime Library and is confirmed by the Working Group based upon the results of follow-up activities performed under the Research Plan.

1.24    “Confirmed Hit Data” has the meaning set forth in Section 4.1.

1.25    “Confidential Information” has the meaning set forth in Section 9.1.

1.26    “Contractor” has the meaning set forth in Section 3.4.

1.27    “Controlled” means with respect to any Know-How, Patent, Material or other tangible or intangible intellectual property, the possession of (whether by ownership or license, other than licenses granted pursuant to this Agreement) or the ability of a Party to grant to the other Party access to, or a license or sublicense of, such Know-How, Patent, Material or other intellectual property without violating the terms of any agreement or other arrangement with any Third Party.

1.28    “Diagnostic” means, with respect to a particular Protein, a diagnostic product used to identify, diagnose, screen or monitor patients with a predisposition to a human condition, disease or disorder, or to predict prognosis, safety and/or efficacy of therapeutic treatment of a human condition, disease or disorder in a patient, and in each case which product: (i) contains the Protein, a functional fragment of such Protein, any variant of the foregoing (including splice variants), any nucleic acid sequence encoding any of the foregoing, or a complementary nucleic acid sequence to such nucleic acid sequence; and/or (ii) primarily functions by determining the absence or presence (and/or quantity) of any molecule described in (i) that is present in a sample obtained or derived from humans, including without limitation samples of human tissue, blood, plasma, urine or serous fluids.

1.29    “Diagnostic Royalties” has the meaning set forth in Section 8.5.1.

1.30    “Disclosing Party” has the meaning set forth in Section 9.1.

1.31    “Dollar” “dollar” or “$” means the legal tender of the United States.

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1.32    “Effective Date” has the meaning set forth in the preamble of this Agreement.

1.33    “EMA” means the European Medicines Agency, or any successor thereof performing substantially the same functions.

1.34    “Entity” means a partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization.

1.35    “EU” means the European Union, as its membership may be altered from time to time, any successor thereto and any country included therein.

1.36    “Evaluation Materials” has the meaning set forth in Section 4.3.1.

1.37    “Excluded Claim” has the meaning set forth in Section 14.6.9.

1.38    “Excluded Protein” means a Protein for which FivePrime has reserved rights (whether for itself or for any Third Party) in accordance with Section 5.1.

1.39    “Excluded Protein List” means the list of Excluded Proteins provided from time to time by FivePrime to UCB pursuant to Section 5.1.

1.40    “FDA” means the United States Food and Drug Administration, or any successor entity thereof performing substantially the same functions.

1.41    “Fibrosis Project” means the program of research and development activities directed to the discovery and evaluation of Proteins that modulate ***.

1.42    “First Commercial Sale” means, with respect to a particular Licensed Product in a particular country, the first sale of such Licensed Product in such country following the receipt of Marketing Authorization.

1.43    “FivePrime” has the meaning set forth in the preamble of this Agreement.

1.44    “FivePrime Background Know-How” means any and all Know-How Controlled by FivePrime that is related to a Protein and/or Therapeutics or Diagnostics with respect thereto (but excluding any such Know-How constituting FivePrime Platform Technology) that was or is discovered, developed, made or generated by or on behalf of FivePrime: (i) prior to the Effective Date; or (ii) during the Research Term and other than in performance of the Research Plan.

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1.45    “FivePrime Background Patent” means any Patent Controlled by FivePrime (but excluding any Patents included in FivePrime Platform Technology) that arose from inventions discovered by or on behalf of FivePrime: (i) prior to the Effective Date; or (ii) during the Research Term and other than in the performance of the Research Plan.

1.46    “FivePrime Indemnitee” has the meaning set forth in Section 13.2.

1.47    “FivePrime IP” means FivePrime Background Know-How, FivePrime Background Patents, FivePrime’s interests in any Collaboration Patents or Collaboration Know-How, and the FivePrime Platform Technology.

1.48    “FivePrime Library” means FivePrime’s proprietary protein library existing as of the Effective Date (and including any modifications or improvements thereto existing at the time the applicable Screening Assay is conducted), comprising (a) ***; and (b) ***.

1.49    “FivePrime Losses” has the meaning set forth in Section 13.2.

1.50    “FivePrime Platform Patent” means any Patent included in the FivePrime Platform Technology.

1.51    “FivePrime Platform Technology” means any and all Patents, Materials and Know-How Controlled by FivePrime pertaining to: (a) the FivePrime Library; (b) the design, composition, and methods of generating or screening the FivePrime Library; (c) FivePrime’s protein expression technology; (d) FivePrime’s in vivo or in vitro screening technology, including the Rapid In Vivo Protein Production System (RIPPSSM) technology; and (e) any bioinformatics software applications used in connection with the foregoing, but excluding in each case any Patents, Materials and Know-How specifically and directly related to a specific Protein and/or its biological activity, function and/or utility.

1.52    “GLP Toxicology Study” means a toxicology study of a Licensed Product conducted pursuant to good laboratory practices (GLP) and applicable ICH Guidelines for the purpose of submitting an IND for a Licensed Product.

1.53    “IFRS” means current International Financial Reporting Standards as established by the International Accounting Standards Board.

1.54    “IND” means any investigational new drug application filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any amendments thereto. References herein to IND shall include, to the extent applicable, any comparable filing(s) outside of the U.S. (such as a CTA in the European Union).

1.55    “Independent Assay” means an assay or other specific research activity that is or has been performed independently and outside of the scope of this Agreement by FivePrime for or on behalf of a Third Party, and without any use of Collaboration Know-How, Collaboration Patents, Protein Patents, Protein Know-How or UCB IP, pursuant to which FivePrime and/or such Third Party had the option to obtain rights, has rights to, or may obtain rights to Proteins as Excluded Proteins.

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1.56    “Initiation” means (a) with respect to a Clinical Trial, the (i) ***; or (ii) ***; or (b) with respect to a GLP Toxicology Study, ***.

1.57    “JPC” has the meaning set forth in Section 2.3.1.

1.58    “JSC” has the meaning set forth in Section 2.2.

1.59    “Know-How” means any tangible and intangible information, data, results (including pharmacological, research and development data, reports and batch records), and materials, discoveries, improvements, inventions, compositions of matter, cell lines, assays, sequences, processes, methods, knowledge, protocols, formulas, utility, formulations, inventions (whether patentable or not), strategy, know-how and trade secrets, and all other scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, in each case that either Party has treated as confidential or proprietary information and that is not generally known by the public, but excluding any of the foregoing to the extent claimed in any Patents.

1.60    “Law” means any federal, state, local, foreign or multinational law, statute, ordinance, code, rule, regulation, resolution, or order of any government authority in the Territory, or any similar provision having the force or effect of law.

1.61    “License Effective Date” has the meaning set forth in Section 4.3.2.

1.62    “License Option” has the meaning set forth in Section 4.3.2.

1.63    “License Option Period” means with respect to each UCB Reserved Protein, the period commencing on the date on which UCB receives all of the Evaluation Materials for such UCB Reserved Protein, and continuing for *** thereafter, as such period may be extended pursuant to Section 4.3.2.

1.64    “Licensed Product” means any and all Therapeutics and Diagnostics with respect to a particular Licensed Protein.

1.65    “Licensed Protein” means a UCB Reserved Protein for which UCB has exercised its License Option pursuant to Section 4.3.

1.66    “Major Markets” means the ***.

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1.67    “Marketing Authorizations” means all approvals necessary from the relevant Regulatory Authority to permit a Party or its sublicense(s) to market and sell a Licensed Product in a particular country, including approval of an NDA or BLA and any Pricing Approvals.

1.68    “Materials” means any proprietary compounds, cell lines, animals, biological materials, research tools, or other tangible materials (including without limitation any such materials which constitute or are directly related to a Protein) which are Controlled by a Party or its Affiliates and that are used in connection with the performance of the Research Plan under this Agreement.

1.69    “Materials Receiving Party” has the meaning set forth in Section 3.5.1.

1.70    “Materials Transferring Party” has the meaning set forth in Section 3.5.1.

1.71    “NDA” means a New Drug Application or similar application or submission in any country for approval to market a Licensed Product.

1.72    “Net Sales” means the actual gross amount invoiced by UCB, or its Affiliate or sublicensee, for sales or other commercial disposition of a Licensed Product, in a bona fide, arms-length transaction to a Third Party purchaser (including distributors), less the following accrual based deductions to the extent directly applicable to such sales and which are not already reflected in such gross amount invoiced:

•	normal and customary rebates, quantity, trade and cash discounts to customers actually allowed and properly taken;

•

governmental and other rebates, chargebacks or administrative fees (or equivalents thereof) granted to managed health care organizations, pharmacy benefit managers (or equivalents thereof) or to national, federal, state, provincial, local and other governments, their respective agencies, purchasers and reimbursers or to trade customers actually allowed and properly taken;

•	retroactive price reductions, credits or allowances actually granted upon rejections, destruction or returns of such Licensed Product, including for recalls or damaged goods;

•

freight, postage, shipping and insurance charges actually allowed or paid for delivery of such Licensed Product, to the extent included in the gross sales price; wholesalers’ distribution fees actually paid, and fees actually paid for services or commissions to Third Party distributors, brokers or agents, other than sales personnel, sales representatives and sales agents employed by or on behalf of UCB, its Affiliates or sublicensees;

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•	sales taxes, excise taxes, use taxes, import/export duties or other governmental charges actually due or incurred with respect to such sales, including value-added taxes, to the extent applicable; and

•

amounts actually written off as uncollectible to the extent consistent with UCB’s, its Affiliate’s or sublicensee’s business practices for its other products; provided that such amounts shall be added back to Net Sales if and when actually collected.

Any of the above deductions shall be permitted if incurred in the ordinary course of business in type and amount consistent with good industry practice and determined in accordance with IFRS as applied by UCB on a consistent basis.

Any Licensed Product used for clinical study or other research purposes, or used or distributed in the Territory free of charge *** shall not be included in Net Sales. Net Sales will not include transfers among UCB, its Affiliates, or sublicensees, but in such cases the royalty shall be due and calculated on UCB’s or its Affiliates or sublicensee’s Net Sales to the first independent Third Party.

If a Licensed Product is sold as part of a Combination Product, the Net Sales of such Licensed Product for the purpose of calculating royalties owed under this Agreement for sales of such Licensed Product, shall be determined as follows: first, UCB shall determine the actual Net Sales of such Combination Product (using the above provisions) and then such amount shall be multiplied by the fraction A/(A+B), where A is the average gross selling price in the applicable country of such Licensed Product sold separately, if sold separately, in the same formulation and dosage, and B is the sum of the average gross selling prices in the applicable country of each other active ingredient, drug, device, test, kit or biological product in the Combination Product sold separately, if sold separately, in the same formulation, dosage or unit quantity. If any active ingredient, drug, device, test, kit or biological product in the Combination Product is not sold separately in the relevant formulation, dosage or unit quantity, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/C where A is the average gross selling price in the applicable country of such Licensed Product sold separately in the same formulation and dosage and C is the average gross selling price in the applicable country of such Combination Product. If neither the Licensed Product nor any other active ingredient, drug, device, test, kit or biological product in the Combination Product is sold separately in the relevant formulation, dosage or unit quantity, the adjustment to Net Sales shall be determined by the Parties in good faith to reasonably reflect the fair market value of the contribution of such Licensed Product in the Combination Product to the total fair market value of such Combination Product.

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The average gross selling price for such other therapeutically active ingredient(s) contained in the Combination Product shall be calculated for each calendar year by dividing the sales amount by the units of such other product(s), as published by IMS or another independent source agreed upon by the Parties.

In the case of any other sale or other disposal for value, such as barter or counter trade, of any Licensed Product, or part thereof, other than in an arm’s length transaction exclusively for money, Net Sales shall be calculated as above on the fair market value of the consideration given.

1.73    “Non-Selected Protein” means (a) a Confirmed Hit that is not selected as a UCB Reserved Protein pursuant to Section 4.2; or (b) a UCB Reserved Protein that does not become a Licensed Protein pursuant to Section 4.3.

1.74    “Option Extension Fee” has the meaning set forth in Section 8.2.1.

1.75    “Optioning Fee” has the meaning set forth in Section 8.2.1.

1.76    “Outside Counsel” has the meaning set forth in Section 2.3.2.

1.77    “Party” or “Parties” has the meaning set forth in the preamble of this Agreement.

1.78    “Patent” means (a) an issued patent or pending patent application and any patent issuing therefrom, including any certificate of invention, application for certificate of invention, utility model, or application for utility model, provisional, converted provisional, non-provisional, divisional, continuation, continuation-in-part, and continued prosecution application; and (b) any substitution, reissue, reexamination, renewal, confirmation, revalidation, extension and supplementary protection certificate with respect to any of the foregoing.

1.79    “Person” means any individual, unincorporated organization or association, governmental authority or agency, Entity or other entity not specifically listed herein.

1.80    “Phase 1 Trial” means a human clinical trial of a Licensed Product in any country that would satisfy the requirements of 21 C.F.R. § 312.21(a).

1.81    “Phase 2 Trial” means a human clinical trial of a Licensed Product in any country that is consistent with the requirements of 21 C.F.R. § 312.21(b).

1.82    “Phase 3 Trial” means a pivotal study in human patients with a defined dose or a set of defined doses of a Licensed Product which is designed to (i) demonstrate the efficacy and safety of such Licensed Product for one or more specific indications, and (ii) enable the preparation and submission of an NDA, BLA or other similar applications for regulatory approval in the Territory. For clarity, a Phase 3 Trial will be consistent with the requirements of 21 C.F.R. § 312.21(c).

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1.83    “Pricing Approval” means, in those countries in the Territory where Regulatory Authorities approve, determine or otherwise directly control the pricing or pricing reimbursement for pharmaceutical products sold in such country, such approval or determination.

1.84    “Protein Know-How” means, with respect to a UCB Reserved Protein, any and all Know-How specifically and directly related to such UCB Reserved Protein and/or its biological activity, function or uses, and that is discovered, developed, made or generated solely by or on behalf of UCB during the applicable License Option Period and in the performance of activities under the Research Plan with respect to such UCB Reserved Protein. For clarity, any activities, work or services performed by FivePrime for UCB with respect to a UCB Reserved Protein (including during the License Option Period) for such UCB Reserved Protein shall not be deemed to be “on behalf of UCB” as such phrase is used in the foregoing sentence.

1.85    “Protein Patent” means, with respect to a UCB Reserved Protein, any Patent claiming such UCB Reserved Protein, the use of such UCB Reserved Protein for a particular purpose and/or the use of any Therapeutic with respect to such UCB Reserved Protein for a particular purpose, and which Patent claims an invention discovered solely by or on behalf of UCB during the applicable License Option Period and in the performance of activities under the Research Plan with respect to such UCB Reserved Protein. For clarity, any activities, work or services performed by FivePrime for UCB with respect to a UCB Reserved Protein (including during the License Option Period) for such UCB Reserved Protein shall not be deemed to be “on behalf of UCB” as such phrase is used in the foregoing sentence.

1.86    “Product Infringement” has the meaning set forth in Section 10.3.1.

1.87    “Project Leader” has the meaning set forth in Section 2.1.2.

1.88    “Protein” means: (a) a protein that is contained in or otherwise represented in and directly and specifically identifiable through screening of the FivePrime Library, including without limitation through the use of one or more Screening Assays, or (b) if the protein described in subsection (a) is not of human origin, the human homologue of such protein having essentially the same biological function.

1.89    “Receiving Party” has the meaning set forth in Section 9.1.

1.90    “Regulatory Authority” means any applicable governmental regulatory authority involved in granting approvals for the marketing and sale of a Licensed Product, including the FDA and the EMA.

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1.91    “Research License” has the meaning set forth in Section 6.1.1.

1.92    “Research Plan” means the research plan attached to this Agreement as Exhibit A, which sets forth the activities to be undertaken by the Parties as part of the Fibrosis Project and the CNS Project.

1.93    “Research Term” means the period starting as of the Effective Date and ending on the fifth (5th) anniversary of the Effective Date, or such later date as may be agreed in writing by the Parties in the event the Screening Assays contemplated under the Research Plan are not completed by the third (3rd) anniversary of the Effective Date.

1.94    “RIPPS Assay” means an in vivo Screening Assay designed and conducted using FivePrime’s proprietary RIPPS technology.

1.95    “Royalty Term” has the meaning set forth in Section 8.4.2.

1.96    “Screening Assay” means an assay (including without limitation a UCB Assay which is modified to be compatible with the FivePrime Platform Technology) that is utilized pursuant to the Research Plan to screen the FivePrime Library (or any portion thereof) to identify Proteins as Confirmed Hits.

1.97    *** has the meaning set forth in Section 8.4.1.

1.98    “Strategic Transaction” means, with respect to a Party, the occurrence of any of the following events: (i) the direct or indirect acquisition by any Third Party of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of such Party normally entitled to vote in elections of directors; (ii) the sale, transfer, conveyance or other disposition of all or substantially all of such Party’s assets to a Third Party, or (iii) the consummation of a merger, acquisition, consolidation or other similar transaction between or involving a Third Party and such Party (or the ultimate parent Entity which, immediately prior to the Strategic Transaction, directly or indirectly controls such Party.)

1.99    “Term” has the meaning set forth in Section 12.1.

1.100    “Terminated Protein” means a Licensed Protein for which the licenses granted to UCB under Section 6.1 are terminated pursuant to Section 12.2 or Section 12.3.

1.101    “Termination Date” has the meaning set forth in Section 12.6.1.

1.102    “Territory” means worldwide.

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1.103    “Therapeutic” means, with respect to a particular Protein, any pharmaceutical product that contains: (a) such Protein, a functional fragment of such Protein, or any variants of the foregoing (including splice variants) that are either naturally occurring or engineered using the sequence of such Protein; and (b) a protein, antibody (or antibody-like molecule) or other compound (including small molecules) that binds to and inhibits, activates or otherwise modulates the activity of any molecule described in subsection (a).

1.104    “Third Fibrosis Screen” has the meaning set forth in Section 3.1.1.

1.105    “Third Party” means any Person other than UCB, FivePrime and their respective Affiliates.

1.106    “UCB” has the meaning set forth in the preamble of this Agreement.

1.107    “UCB Assay” means any proprietary in vitro assay developed by or on behalf of UCB or its Affiliates (together with any Materials and/or Know-How with respect thereto) and that is made available to FivePrime for adaptation and use as a Screening Assay.

1.108    “UCB Background Know-How” means any and all Know-How Controlled by UCB or its Affiliates that is related to the UCB Assays, a Protein and/or any Therapeutics or Diagnostics with respect thereto, which was or is discovered, developed, made or generated by or on behalf of UCB: (i) prior to the Effective Date; or (ii) during the Research Term and (except in the case of Know-How specifically and directly related to the UCB Assays) other than in performance of the Research Plan.

1.109    “UCB Background Patent” means any Patent Controlled by UCB that arose or arise from inventions discovered by or on behalf of UCB: (i) prior to the Effective Date; or (ii) during the Research Term and other than in performance of the Research Plan.

1.110    “UCB Evaluation Know-How” means, with respect to a UCB Reserved Protein, any and all Know-How (excluding Protein Know-How) that is discovered, developed, made or generated solely by or on behalf of UCB during the applicable License Option Period in the performance of activities under the Research Plan with respect to such UCB Reserved Protein, including uses thereof. For clarity, any activities, work or services performed by FivePrime for UCB with respect to a UCB Reserved Protein during the License Option Period for such UCB Reserved Protein shall not be deemed to be “on behalf of UCB” as such phrase is used in the foregoing sentence.

1.111    “UCB Evaluation Patent” means, with respect to a UCB Reserved Protein, any Patent (other than a Protein Patent) arising from an application filed by or on behalf of UCB that claims an invention discovered solely by or on behalf of UCB during the applicable License

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Option Period and in the performance of activities under the Research Plan with respect to such UCB Reserved Protein, including uses thereof. For clarity, any activities, work or services performed by FivePrime for UCB with respect to a UCB Reserved Protein during the License Option Period for such UCB Reserved Protein shall not be deemed to be “on behalf of UCB” as such phrase is used in the foregoing sentence.

1.112    “UCB Indemnitee” has the meaning set forth in Section 13.1.

1.113    “UCB Independent Research” has the meaning set forth in Section 5.3.

1.114    “UCB IP” means UCB Background Know-How, UCB Background IP, UCB Assays, UCB Product Know-How and UCB Product Patents.

1.115    “UCB Losses” has the meaning set forth in Section 13.1.

1.116    “UCB Product Know-How” means, with respect to a Licensed Protein and any corresponding Licensed Product, any and all Know-How discovered, developed, made or generated by or on behalf of UCB on or after the applicable License Effective Date in connection with the research, development, manufacture, or commercialization of such Licensed Protein or Licensed Product, as applicable.

1.117    “UCB Product Patent” means, with respect to a Licensed Protein and any corresponding Licensed Products, any Patent having the earliest priority date on or after the applicable License Effective Date and filed by or on behalf of UCB that claims an invention discovered on or after the applicable License Effective Date in the research, development, manufacture or commercialization of such Licensed Protein or Licensed Product, as applicable.

1.118    “UCB Reserved Protein” means a Confirmed Hit for which UCB has exercised its Claiming Option pursuant to Section 4.2.1.

1.119    “US” or “United States” means the United States of America and all of its territories and possessions.

1.120    “Valid Claim” means claim of any issued and unexpired Patent (as may be extended through supplementary protection certificate or patent term extension or the like) that has not been revoked, abandoned, held invalid, or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, opposition or disclaimer or otherwise.

1.121    “Working Group” has the meaning set forth in Section 2.1.1.

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2.        Governance.

   2.1        Working Group; Project Leaders; Alliance Managers.

        2.1.1.    The Parties shall establish a joint working group (the “Working Group”) that is responsible for coordinating the day-to-day performance of the Research Plan under the oversight of the JSC. Each Party’s representatives to the Working Group shall be members of such Party’s internal project team having responsibility for aspects of the day-to-day performance of the Research Plan. The Parties acknowledge that the Fibrosis Project and the CNS Project constitute separate and distinct projects that are being coordinated together under the Research Plan, and that a Party may therefore choose to allocate responsibilities and appoint different representatives to the Working Group with respect to each such project.

        2.1.2.    UCB and FivePrime shall each appoint one of its representatives to the Working Group who shall be responsible as the primary point of contact for coordinating the performance of the Research Plan (each, a “Project Leader”); provided that a Party may choose to separately assign the Project Leader responsibilities for the Fibrosis Project and those for the CNS Project to two different representatives, in which case each such individual shall be considered a Project Leader. Each Party shall notify the other within *** days after the Effective Date of the appointment of its Project Leader(s) and thereafter shall notify the other Party in writing prior to changing any such appointment. The Working Group shall make decisions on day-to-day operational matters, including which hits from a Screening Assay shall be subject to further assays or other follow-up activities necessary to confirm selection of such hits as Confirmed Hits, and otherwise coordinate the conduct of activities related to assay development and screening under the Research Plan. The Working Group will also establish the criteria to be used for evaluating the results of Screening Assays and other follow-up activities and shall be responsible for the selection of Confirmed Hits. The Working Group shall also serve as a forum through which the Parties will routinely share operational information regarding performance of the Research Plan, all in accordance with the terms of this Agreement.

        2.1.3.    During the Research Term each Party may also choose to appoint one of its employees to act as alliance manager for such Party under this Agreement (each, an “Alliance Manager”). The Alliance Managers will assist the JSC in performing its oversight responsibilities, including monitoring whether activities are being conducted in accordance with the Research Plan and preparing and finalizing the minutes from meetings of the JSC. Each Party shall promptly provide to the other Party the name and contact information of the Alliance Manager such Party may choose, in its sole discretion, to appoint from time to time.

   2.2        Joint Steering Committee. The Parties shall establish a joint steering committee to oversee the Research Plan activities during the Research Term (the “JSC”).

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        2.2.1.    Composition of the JSC. The JSC shall consist of *** FivePrime representatives and *** UCB representatives. Each Party shall designate its JSC representatives within *** days after the Effective Date. A Party may change one or more of its JSC representatives from time to time in its sole discretion, effective upon written notice to the other Party of such change. A Party’s representatives to the JSC shall have appropriate technical credentials, experience and knowledge, and ongoing familiarity with the Research Plan, and shall have supervisory responsibilities within such Party’s organization with respect to performance of the Research Plan. The Parties respective Project Leaders and Alliance Managers may also attend all JSC meetings as a non-voting observers.

        2.2.2.    Decision-Making. The Parties anticipate that the Working Group will make most day-to-day decisions regarding the Research Plan, except for those that are within the purview of the JSC. If the Working Group disagrees on any matters within the purview of the Working Group, the Project Leaders will first try to reach agreement on such matter. If the Project Leaders do not reach agreement with respect to a matter within *** Business Days after first attempting to resolve such matter, it will be elevated to the JSC, which shall meet as soon as possible thereafter for discussion and resolution of the matter. At the JSC, each Party shall have collectively one vote in all decisions within the JSC’s purview, and the JSC shall make all decisions by unanimous vote, except as set forth below:

(a)    Elevation to Senior Executives. In the event that the JSC cannot reach a unanimous vote with respect to a decision within its purview, the JSC shall refer such dispute to ***. If such senior executives cannot agree on a matter within *** Business Days after their first discussion regarding such matter, then *** shall, in good faith and taking into consideration the comments of ***, have the final decision-making authority, provided that such final decision of *** shall not result in: (i) any additional cost or obligation to *** under the Research Plan beyond those set forth in the then-current Research Plan; (ii) a material reduction of efforts by either Party in the Research Plan unless otherwise expressly permitted under this Agreement; or (iii) ***.

(b)        Exclusion of Licensed Proteins from JSC Oversight. Effective as of the applicable License Effective Date, and notwithstanding that the Research Term may not have ended, the Working Group and JSC will thereafter have no oversight over any aspect of the research, development, progression, regulatory activities, manufacturing, distribution, marketing, sales or commercialization of a Licensed Protein or any Licensed Products with respect thereto. UCB will have sole and final decision-making authority with respect to all decisions regarding such Licensed Protein and any corresponding Licensed Product(s) in accordance with the terms and conditions of this Agreement, and UCB will, in its sole discretion, control the research, development, progression, regulatory activities, manufacturing, marketing, sales and other commercialization of any such Licensed Product, unless and until such time (if any) that the Licensed Protein becomes a Terminated Protein.

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        2.2.3.    JSC Meetings. The JSC shall meet at least *** during the Research Term in accordance with a schedule agreed to by the Parties. The JSC may meet in person or by means of teleconference, Internet conference, videoconference or other similar communications equipment. However, at least *** during the Research Term such meetings will be conducted in person with the location for such in-person meetings generally alternating between FivePrime’s and UCB’s facilities in the United States and Europe, respectively, or such other location as the JSC may determine. Each Party shall bear its own travel, lodging and telecommunication expenses related to participation in and attendance at such meetings by its JSC representatives.

(a)        Each Party may invite non-voting observers to attend any JSC meeting, provided that any such observers who are not employees of either Party or its Affiliates may only attend with the prior written consent of the other Party, which consent shall not be unreasonably withheld. All such observers shall be bound by confidentiality and non-use obligations similar to those contained in Section 9, or which are otherwise mutually acceptable to the Parties.

(b)        Meeting Minutes. FivePrime shall prepare written minutes of the meetings of the JSC and provide a draft of such minutes to the JSC members for review. The Parties shall limit the content of such minutes to factual statements regarding the status and results of work under the Research Plan and of any decisions made by JSC. The Parties shall refrain from including any opinions or other extraneous content in such minutes. The JSC minutes shall become official when approved by the JSC at the next regularly scheduled JSC meeting. FivePrime shall consider in good faith any comments to the draft minutes that are provided by UCB’s JSC members. Any discrepancies or disputes with respect to the content of JSC minutes shall be resolved by the Parties prior to being presented at a JSC meeting for approval.

        2.2.4.    Scope of JSC Oversight. Except as otherwise provided herein, the responsibility of the JSC shall be to:

(a)        provide oversight of the Working Group;

(b)        prioritize Research Plan experiments for the Working Group;

(c)        resolve disputes arising at the Working Group;

(d)        confer regarding the status of the Research Plan;

(e)        review data generated in the course of the Research Plan by the Parties, including with respect to assay development and results of screening, and to consider and advise on any technical issues that arise in the course of the Research Plan;

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(f)        review and approve any proposed amendments to the Research Plan;

(g)        review written updates submitted to the JSC pursuant to Section 3.2.3;

(h)        monitor the Parties’ progress under the Research Plan; and

(i)        perform such other obligations as are necessary for the conduct of the Research Plan.

For clarity, the JSC shall not have any authority beyond the specific matters set forth in this Section 2.2.4, including not having the authority to: (i) obligate UCB to exercise the Claiming Option or License Option with respect to any Protein; (ii) amend this Agreement, waive any breach of either Party under this Agreement, or terminate this Agreement; (iii) make decisions or take any actions that are inconsistent with the terms of this Agreement; or (iv) approve any amendment to the Research Plan that is inconsistent with the terms of this Agreement.

2.3        Joint Patent Committee.

    2.3.1.    Formation. Within *** days after the Effective Date, the Parties shall establish a joint patent committee under this Agreement (the “JPC”), which shall consist of at least *** from each of FivePrime and UCB.

    2.3.2.    Role. The JPC shall be responsible for developing patent strategy for Collaboration Patents, including making key decisions on drafting, filing, prosecution and maintenance of the Collaboration Patents, as well as providing a forum for the Parties to discuss material issues and provide input to each other regarding Collaboration Patents. The JPC will also be responsible for selecting and working with outside patent counsel that is mutually acceptable to the Parties to handle drafting, filing, prosecution and maintenance of the Collaboration Patents on behalf of the Parties (the “Outside Counsel”) and in accordance with the terms of Sections 10.2. The Outside Counsel will be retained to represent and act on behalf of the Parties jointly, and will work in a manner consistent with the best interests of both Parties. Periodically during the Research Term, or upon request, the JPC shall report its activities and the status of such to the JSC.

    2.3.3.    Decisions. The JPC shall make all decisions unanimously with each Party collectively having one vote in each decision of the JPC. In the event that the JPC is unable to reach a unanimous decision within *** Business Days after it has met and attempted to reach such decision, then either Party may, by written notice to the other, have such issue submitted to

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the respective chief patent counsels of UCB and FivePrime (“Chief Patent Counsels”), or such other person holding a similar position designated by UCB or FivePrime from time to time, for resolution. The Chief Patent Counsels shall meet or confer promptly to discuss the matter submitted and to determine a resolution. If the Chief Patent Counsels are unable to determine a resolution within *** Business Days after the matter was referred to them, then Outside Counsel shall make the final decision with respect to such matter based upon the facts and respective recommendations provided to Outside Counsel by the Parties. For clarity, any and all decisions regarding Patents directed to an Excluded Protein, Terminated Protein, Non-Selected Protein, Licensed Protein or Licensed Product shall be outside of the scope of the JPC.

        2.3.4.    Meetings. The JPC shall meet at least ***, either in person, by teleconference or by video conference, on such dates and at such places and times as are agreed to by the Parties. Each Party shall bear its own travel and lodging expenses related to participation in and attendance at such meetings by its JPC representatives.

    2.4        Oversight Periods of Committees. The activities to be performed by the JSC and JPC shall solely relate to governance under this Agreement, and shall not involve the delivery of services. The JSC shall continue to exist until the expiration of the Research Term, whereupon it shall be disbanded. Following the expiration of the Research Term, the JPC will be disbanded in the event that there are no Collaboration Patents either filed or anticipated to be filed, or as the Parties may otherwise agree in writing. Notwithstanding the foregoing, FivePrime shall have the right to resign from the JSC and/or JPC at any time by providing written notice to UCB.

3.        Research Plan.

    3.1        Overview. The Research Plan shall govern the Parties’ activities under the CNS Project and the Fibrosis Project during the Research Term. Neither Party shall be obligated to conduct activities that are not described in the Research Plan. The Research Plan in effect as of the Effective Date is attached hereto as Exhibit A. The goal of the Research Plan is: (i) to design and develop Screening Assays, and to conduct screening of the FivePrime Library (or a portion thereof as determined by the unanimous agreement of the Working Group) using such Screening Assays and perform such other activities as may be agreed to by the Parties to generate Confirmed Hits; (ii) for UCB to evaluate the Confirmed Hits and determine whether it desires to exercise the Claiming Option on such Confirmed Hits; and (iii) for UCB to evaluate UCB Reserved Proteins and determine whether or not to exercise the License Option for any such UCB Reserved Proteins. The Research Plan will include, among other things, a description of the Screening Assays intended to be performed and any agreed upon criteria to be applied for the determination as to whether a preliminary hit is a Confirmed Hit.

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3.1.1. Provisions Regarding the Fibrosis Project. The Parties acknowledge that UCB intends to conduct assay development work in respect of *** different in vitro cell-based UCB Assays for possible use as Screening Assays for the Fibrosis Project. FivePrime will conduct the further assay development work under the Research Plan which is necessary to utilize the UCB Assays with the FivePrime Platform Technology. In addition, FivePrime will initiate assay development work for and commence the conduct of the RIPPS Assay for the Fibrosis Project as soon as practicable after the Effective Date. The Working Group and JSC will monitor the progress of assay development work. In addition to the RIPPS Assay, at least *** and at most *** (subject to UCB’s right to substitute in Section 3.2.4) in vitro Screening Assays based upon the UCB Assays will be selected by UCB, with input from FivePrime, for screening under the Research Plan. UCB shall have sole discretion in deciding whether or not to proceed with screening using the Third Fibrosis Assay; provided that such decision must be made and communicated to FivePrime prior to ***.

3.1.2.    Provisions Regarding the CNS Project. The Parties acknowledge that the primary objective of the CNS Project is to *** which are the focus of the Screening Assays to be used for the CNS Project. In the event that either Party becomes aware of any Third Party publication or other public disclosure of data and information that identifies such ***, it shall promptly notify the JSC to that effect. In such event, and if FivePrime has not yet initiated screening of the FivePrime Library using the Screening Assays for the CNS Project, then the JSC will promptly meet to discuss in good faith the merits of and thereafter decide whether or not to proceed with such screening. If the JSC decides not to proceed with the planned Screening Assays for the CNS Project, then UCB (through the relevant Working Group) shall have the right to select a substitute Screening Assay to be conducted for the CNS Project or Fibrosis Project that is of similar scope and requires no more resource commitment (including FTE, time, materials, equipment and funding) by FivePrime than the originally planned Screening Assay.

3.1.3.    Validation Phase of Projects. Following the selection of each UCB Reserved Protein, UCB will be responsible for performance of the activities under the Research Plan to evaluate and validate the UCB Reserved Protein. This may include activities necessary to generate samples of the native Protein corresponding to such UCB Reserved Protein that are needed for UCB to perform such activities. In the case of the CNS Project, FivePrime will, upon request, inform UCB via the Working Group if FivePrime is willing and able to assist UCB in the generation of native Protein. However, FivePrime will not be obligated to undertake any such work unless the Parties agree in writing on a specific work plan and related compensation to be paid to FivePrime for such efforts.

3.2        Resource Commitment. Each Party shall use Commercially Reasonable Efforts to conduct, in accordance with the terms of this Agreement, the work allocated to such Party in the Research Plan. During the Research Term, FivePrime and UCB shall each commit sufficient resources, staffing, equipment, facilities, materials and other resources to timely perform all the activities allocated to it under the Research Plan.

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    3.2.1.    During the Research Term FivePrime shall determine and maintain appropriate FivePrime staffing levels as are necessary from time to time to resource and timely perform its activities under the Research Plan. Except for the payments to be made by UCB as expressly set forth in Section 8, FivePrime shall be fully responsible for its research efforts and shall bear all corresponding costs and expenses.

    3.2.2.    During the Research Term UCB shall determine and maintain appropriate UCB staffing levels as are necessary from time to time to resource and timely perform its activities under the Research Plan. UCB shall be fully responsible for its research efforts and shall bear all corresponding costs and expenses.

    3.2.3.    During the Research Term, each Party shall provide the JSC with a written update summarizing the status of its respective activities under the Research Plan, in advance of each scheduled JSC meeting. If there are any UCB Reserved Proteins, the update shall describe the status of research conducted with regard to such UCB Reserved Proteins.

    3.2.4.    To the extent that the Parties agree that any un-performed Screening Assay under the Research Plan would not be scientifically feasible to perform, then the JSC may, during the Research Term, amend the Research Plan to substitute such un-performed Screening Assay with a new Screening Assay(s) that is of similar scope and require similar efforts and expenditures, provided that such substitution(s) shall not cause either UCB or FivePrime to incur any additional costs. In addition, if, before ***, the Parties determine jointly to forego all of the planned in vitro Screening Assays in the Fibrosis Project, then the JSC may, during the Research Term, amend the Research Plan to substitute these planned and un-performed in vitro Screening Assays in the Fibrosis Project with alternative Screening Assays and/or other research activities to be agreed upon by the Parties at such time. Any such alternative activities may be within the scope of the Fibrosis Project and/or the CNS Project, and shall in the aggregate require similar efforts and expenditures from FivePrime to that reasonably contemplated for the previously planned and un-performed activities.

    3.2.5.    ***

3.3        Sharing of Data. The Parties shall share the results of all research performed by or on behalf of either Party under the Research Plan that constitutes Collaboration Know-How or Collaboration Patents. In addition, UCB shall from time-to-time during the Research Term also provide FivePrime with information or results of activities conducted under the Research Plan with respect to UCB Reserved Proteins. Nothing in this Agreement shall be interpreted as obligating FivePrime to disclose to UCB, and FivePrime hereby agrees that it shall not disclose to UCB: (a) any data obtained by FivePrime through testing the FivePrime Library and/or any Protein in any Independent Assays; or (b) the identity of or any data regarding any Protein that is an Excluded Protein.

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3.4        Third Party Contractors. UCB shall be entitled to utilize the service of Third Party contractors (each, a “Contractor”) in connection with the performance of its obligations under the Research Plan. Any proposed use of Contractors by FivePrime to perform its obligations under the Research Plan shall be subject to the prior written approval of UCB, not to be unreasonably withheld, except that FivePrime shall have the right to engage Contractor(s) without such prior written approval from UCB if the engagement of Contractor(s) for a particular activity has been contemplated by the Research Plan. Each Party shall remain at all times fully responsible for the activities allocated to it under the Research Plan and shall be responsible and liable hereunder with respect to the performance of any such activities by its Contractors.

3.5        Use of Materials. The Parties acknowledge and agree that any Materials Controlled by a Party that are used in connection with the performance of the Research Plan, together with all progeny and/or derivatives thereof, are and shall remain the property of such Party. The Parties further acknowledge and agree that the use by or on behalf of a Party of any of its Materials in connection with performance of the Research Plan shall not result in such Materials (or any progeny and/or derivatives thereof) being considered Collaboration Know-How (or in the case of UCB’s Materials, Protein Know-How), except in each case to the extent that such Materials were, prior to such use, Collaboration Know-How (or Protein Know-How, as applicable).

    3.5.1.    Transfer of Materials. During the course of the Research Plan, each Party may transfer (the “Materials Transferring Party”) to the other Party (the “Materials Receiving Party”) samples of Materials for use in connection with the Research Plan. All Materials supplied by a Materials Transferring Party, and any progeny and/or derivatives thereof that are generated by or on behalf of the Materials Receiving Party, are and shall remain the sole and exclusive property of the Materials Transferring Party. For clarity, neither Party shall be obligated to provide the other Party with any samples of its Materials except to the extent expressly set forth in the Research Plan and/or this Agreement.

    3.5.2.    Warranty Disclaimer Regarding Materials. The Materials Transferring Party hereby represents that it Controls and has the rights and authority to provide the relevant Materials to the Materials Receiving Party for use in accordance with the terms of this Section 3.5. THE MATERIALS SUPPLIED BY THE MATERIALS TRANSFERRING PARTY PURSUANT TO THIS SECTION 3.5 ARE OTHERWISE SUPPLIED IN “AS IS” CONDITION WITH NO WARRANTY, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT, EXCLUSIVITY, OR FITNESS FOR A PARTICULAR PURPOSE. ANY MATERIAL DELIVERED PURSUANT TO THIS AGREEMENT IS UNDERSTOOD TO BE EXPERIMENTAL IN NATURE AND MAY HAVE HAZARDOUS PROPERTIES. THE MATERIALS RECEIVING PARTY WILL HANDLE THE MATERIAL ACCORDINGLY.

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3.5.3.    Restrictive Covenants on Materials. The Materials Receiving Party agrees that it will:

    (a)        Use the received Materials solely for, and in compliance with, the Research Plan;

    (b)        Use the received Materials in compliance with applicable Laws;

    (c)        Not use the received Materials in human subjects;

    (d)        Use the received Materials only in the Materials Receiving Party’s laboratories by personnel of the Materials Receiving Party;

    (e)        Not transfer the received Materials to any Third Party without the prior written consent of the Materials Transferring Party; and

    (f)        Not reverse engineer or chemically analyze the received Materials, except as expressly agreed in writing by the Materials Transferring Party.

The Materials Receiving Party further agrees that all of the foregoing restrictions shall also apply to all progeny and/or derivatives of Materials it receives from the Materials Transferring Party that are generated by or on behalf of the Materials Receiving Party.

3.5.4.    Exceptions. In the specific case of Materials provided to UCB by FivePrime that are specifically related to a Licensed Protein, the restrictions set forth in Section 3.5.3 shall not, as of the applicable License Effective Date, apply to such Materials for so long as such Licensed Protein remains a Licensed Protein. In the event that FivePrime receives any Materials from UCB which are Protein Know-How and are specifically related to a Non-Selected Protein, the foregoing restrictions shall not, as of the date such Protein becomes a Non-Selected Protein apply to FivePrime with respect to such Materials.

3.5.5.    Allocation of Liability. The Materials Receiving Party assumes all liability for damages which may arise from its handling, use, storage or disposal of the Materials. The Materials Transferring Party shall not be liable to the Materials Receiving Party for any loss, claim or demand made by the Materials Receiving Party, or made against the Materials Receiving Party by any Third Party, due to or arising from the handling, use, storage or disposal of the Materials as permitted hereunder, except to the extent caused by the gross negligence or willful misconduct of the Materials Transferring Party.

3.5.6.    Disposition of Materials After the Research Term. Except as expressly provided below, upon expiration or the earlier termination of the Research Term, the Materials Receiving Party shall discontinue its use of any Materials pursuant to this Agreement and shall,

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upon direction of the Materials Transferring Party, return or destroy (and certify destruction of) any remaining Material (and all progeny and/or derivatives thereof) in its possession. The foregoing notwithstanding, UCB shall have the right: (i) during the applicable License Option Period to retain any and all Materials related to a UCB Reserved Protein that were provided to it by or on behalf of FivePrime pursuant to Section 4.3.1; and (ii) thereafter to retain any and all such Materials which are related to any such UCB Reserved Protein that becomes a Licensed Protein, unless and until such time (if any) that it becomes a Terminated Protein. Similarly, in the event that FivePrime receives any Materials from UCB which are Protein Know-How and are specifically related to a Non-Selected Protein, FivePrime shall have the right to retain such Materials.

4.        Confirmed Hits; UCB Reserved Proteins; Licensed Proteins.

  4.1        Confirmed Hits. FivePrime will disclose to UCB in writing the identity of all Confirmed Hits as soon as practicable through the Working Group but in any event at the next JSC meeting. FivePrime will at such time or promptly thereafter deliver to UCB all available Collaboration Know-How with respect to each such Confirmed Hit and any other data and information Controlled by FivePrime with respect to such Confirmed Hit (the “Confirmed Hit Data”); provided, however, that the Confirmed Hit Data for Confirmed Hits first identified from (as opposed to confirmed in) a RIPPS Assay will be delivered to UCB in batches based upon completed first round of screening in RIPPS Assays of *** Proteins (or the remainder of Proteins with respect to the last such batch). The Confirmed Hit Data shall in each case include a sample of the cDNA encoding the relevant Protein which cDNA sample shall constitute Materials of FivePrime and be subject to the terms of Section 3.5. UCB shall have the right to use any and all Confirmed Hit Data solely for the purpose of evaluating the relevant Confirmed Hit so as to determine whether or not UCB will exercise its Claiming Option with respect to such Confirmed Hit. For clarity, this will include the use of the relevant cDNA sample(s) by UCB to perform apoptosis testing and other activities as described in the Research Plan with respect to each such Confirmed Hit.

  4.2        Conversion of Confirmed Hits to UCB Reserved Proteins.

      4.2.1.    Claiming Option. During the applicable Claiming Option Period (as defined in Section 4.2.3), UCB shall have an exclusive option (even as to FivePrime) to select a Confirmed Hit for evaluation and further development as a UCB Reserved Protein (each such option, a “Claiming Option”). UCB shall have the right to exercise its Claiming Option at any time prior to the expiration of the applicable Claiming Option Period by providing written notice to FivePrime to that effect and thereafter paying FivePrime the Optioning Fee pursuant to Section 8.2.1. The term “Claiming Option Period” with respect to a Confirmed Hit means the ***-day period following the date on which FivePrime delivers to UCB the Confirmed Hit Data with respect to such Confirmed Hit. Effective as of the date on which FivePrime receives such written notice (the “Claiming Date”), such Confirmed Hit shall cease to be a Confirmed Hit and shall thereafter be considered a UCB Reserved Protein, subject to timely payment of such Optioning Fee.

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    4.2.2.    If UCB fails to notify FivePrime of its exercise of the Claiming Option with respect to a particular Confirmed Hit during the applicable Claiming Option Period, then effective upon the expiration of such Claiming Option Period the Claiming Option shall irrevocably expire with respect to such Confirmed Hit which shall cease to be a Confirmed Hit and shall thereafter be a Non-Selected Protein.

    4.2.3.    In the case of a UCB Reserved Protein which was a Confirmed Hit first identified from (as opposed to confirmed in) a RIPPS Assay, if UCB fails to timely pay the second installment of the Optioning Fee pursuant to Section 8.2.1, then effective upon the expiration of the *** day period after the relevant Claiming Date such UCB Reserved Protein shall immediately cease to be a UCB Reserved Protein and shall thereafter be a Non-Selected Protein, and the License Option Period and License Option with respect thereto shall be irrevocably terminated.

4.3        Conversion of UCB Reserved Proteins to Licensed Proteins.

    4.3.1.    Access to Evaluation Materials. Within *** Business Days after UCB selects a Confirmed Hit as a UCB Reserved Protein, and subject to Section 3.5, FivePrime shall transfer to UCB, at no additional cost to UCB, all of the Materials, FivePrime Background Know-How and Collaboration Know-How that the Parties agree are necessary to enable UCB to evaluate such UCB Reserved Protein as a potential Licensed Protein (the “Evaluation Materials”). For clarity, in the case of any UCB Reserved Protein which was subjected to a RIPPS Assay, the Evaluation Materials shall include any liver and lung tissues the Parties agree to collect from relevant mice pursuant to the Research Plan. UCB shall bear all costs associated with its evaluation of any UCB Reserved Protein.

    4.3.2.    License Option. During the License Option Period (including as it may be extended) with respect to a particular UCB Reserved Protein, UCB shall have the right to evaluate such UCB Reserved Protein, and FivePrime shall reasonably cooperate with UCB in such evaluation at UCB’s request and expense. During the relevant License Option Period, UCB shall have an exclusive option with respect to such UCB Reserved Protein, exercisable as set forth below, to select such UCB Reserved Protein as a Licensed Protein (each such option, a “License Option”). UCB shall have the right, exercisable at any time prior to the expiration of the License Option Period, to effect a one-time extension of the License Option Period for *** by providing FivePrime with written notification of such extension and paying to FivePrime an Option Extension Fee pursuant to Section 8.2.1. UCB shall have the right, prior to the expiration of the License Option Period, to exercise the License Option by providing FivePrime with

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written notice and paying FivePrime the Commercial License Fee pursuant to Section 8.2.2. Effective as of the date of FivePrime’s receipt of such written notice (the “License Effective Date”), such UCB Reserved Protein shall cease to be a UCB Reserved Protein and shall thereafter be a Licensed Protein, subject to timely payment of such Commercial License Fee.

    4.3.3.    If UCB fails to notify FivePrime of its exercise of the License Option with respect to a particular UCB Reserved Protein during the applicable License Option Period, then effective upon the expiration of such License Option Period the License Option shall irrevocably expire with respect to such UCB Reserved Protein which shall cease to be a UCB Reserved Protein and shall thereafter be a Non-Selected Protein.

    4.3.4.    As soon as reasonably practicable, but in any event within *** Business Days after the relevant License Effective Date, FivePrime shall transfer to UCB, to the extent not previously provided, all Collaboration Know-How with respect to the Licensed Protein, and any and all additional information and data Controlled by FivePrime related to such Licensed Protein.

4.4        Provisions Regarding Non-Selected Proteins.

    4.4.1.    Termination of Research License. Effective as of the date on which any Confirmed Hit or UCB Reserved Protein becomes a Non-Selected Protein, the Research License granted by FivePrime to UCB with respect to such Non-Selected Protein shall terminate and all such rights will revert to FivePrime. For clarity, the termination of such Research License shall not affect UCB’s ownership interests and related rights in and to any related Collaboration Patents or Collaboration Know-How.

    4.4.2.    Transfer of Collaboration Know-How. UCB shall promptly thereafter, upon request and to the extent not previously provided or otherwise made available to FivePrime, deliver to FivePrime a copy of any Collaboration Know-How that was generated by or on behalf of UCB with respect to such Non-Selected Protein. The foregoing notwithstanding, UCB will not be obligated to deliver to FivePrime and shall promptly destroy any and all transfected cell lines generated by UCB using the cDNA with respect to such Non-Selected Protein that was provided to UCB pursuant to Section 4.1.

    4.4.3.    License to Protein Patents. Effective upon the date on which a UCB Reserved Protein becomes a Non-Selected Protein, UCB hereby grants to FivePrime a fully-paid, royalty-free, perpetual, irrevocable, non-exclusive license, with the right to sublicense, under all Protein Patents Controlled by UCB with respect to such Non-Selected Protein to make, have made, use, offer for sale, sell and import such Non-Selected Protein and/or Therapeutics and/or Diagnostics with respect thereto.

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    4.4.4.    Related Protein Know-How. In the event that a UCB Reserved Protein becomes a Non-Selected Protein, FivePrime shall have the option to request a license from UCB to the Protein Know-How related to such Non-Selected Protein. Such option shall be exercisable by FivePrime, in its sole discretion, by providing UCB with written notice to that effect at any time during a period of *** days after the expiration of the relevant License Option Period. Following receipt of such notice, the Parties will promptly meet to discuss in good faith and negotiate over a period of *** days the terms of a possible license to FivePrime to use the relevant Protein Know-How to develop, manufacture and commercialize Therapeutics related to such Non-Selected Protein. Nothing herein shall be construed as obligating either Party to enter into any such agreement on terms and conditions which are not acceptable to it, and each Party shall have the right to unilaterally discontinue all discussions and negotiations with respect to such a transaction at any time after the end of such *** day negotiation period and without obligation or liability to the other Party.

5.        Excluded Proteins.

  5.1      Excluded Protein List.

    5.1.1.    During the Research Term, FivePrime shall maintain an accurate and complete Excluded Protein List that clearly identifies each Excluded Protein by its unique FivePrime internal tracking number. The Excluded Protein List of all Excluded Proteins existing as of the Effective Date is attached hereto as Exhibit B. From time to time during the Research Term, FivePrime shall have the right to add or remove Excluded Proteins from the Excluded Protein List to reflect changes in the status of existing Excluded Proteins or to add additional Excluded Proteins discovered and designated by FivePrime outside of the Research Plan and without use of Collaboration Know-How or UCB IP. The foregoing notwithstanding, FivePrime’s right to discover and designate additional Proteins as Excluded Proteins (whether for itself or on behalf of Third Parties) shall be subject to the terms of Section 6.4.3, and FivePrime shall not have the right to add any Excluded Protein to the Excluded Protein List (or to otherwise select or designate as an Excluded Protein) if such Protein is a Confirmed Hit, UCB Reserved Protein or Licensed Protein, unless and until such time (if any) that the Protein becomes, as applicable, a Non-Selected Protein or a Terminated Protein. In addition, FivePrime shall not remove any Excluded Protein from the Excluded Proteins List unless and until such time as FivePrime Controls and has the right to grant both a Research License and a Commercial License under all Patents and Know-How related to such Excluded Protein that was generated by or on behalf of FivePrime and/or any Third Party which previously held the rights to such Excluded Protein. During the Research Term FivePrime shall promptly notify UCB in writing of any modifications to the Excluded Protein List.

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    5.1.2.    Any additional information to be contained in the Excluded Protein Lists provided to UCB pursuant to Section 5.1.1 shall be determined by FivePrime in its sole discretion; provided that FivePrime shall not inform UCB of the identity or structure of any of the Excluded Proteins, the indication for which any of the Excluded Proteins are being evaluated or developed, or provide UCB with any other non-public data or information associated with such Excluded Proteins, or the development stage of any of the Excluded Proteins.

5.2        Excluded Protein Hits. In the event that a Protein identified from any Screening Assay performed by FivePrime pursuant to the Research Plan (including as a preliminary hit) is already an Excluded Protein, then FivePrime will not undertake any additional screening or other activities to determine whether or not such Excluded Protein would qualify as a Confirmed Hit. In such event, FivePrime will inform UCB of the total number of Excluded Proteins that were so identified using the Relevant Screening Assay. FivePrime shall not identify such Protein to UCB or disclose to UCB any data or results pertaining to such Protein; (ii) under no circumstances will such Excluded Protein be deemed a Confirmed Hit; (iii) FivePrime and/or its Third Party licensee shall retain all rights under the FivePrime IP with respect to such Excluded Protein; and (iv) UCB shall have no rights under the FivePrime IP with respect to such Excluded Protein. The Parties will not further evaluate such Excluded Protein under the Research Plan and UCB will not have the right to exercise any Claiming Option or License Option with respect to such Excluded Protein.

5.3        Independent Research by UCB. The Parties acknowledge that UCB and its Affiliates are engaged in various independent research and development programs with respect to the identification of novel biological targets and/or the discovery, development and commercialization of bio-pharmaceutical products with respect thereto, which programs are separate and distinct from the activities being undertaken by the Parties pursuant to this Agreement (the “UCB Independent Research”). Such UCB Independent Research may include programs and related activities undertaken on or before the Effective Date and/or during or after the Term of this Agreement. For clarity, nothing herein shall be construed as limiting or restricting UCB’s or its Affiliates’ ability to independently discover, develop and/or commercialize pharmaceutical products through UCB Independent Research which may correspond to or otherwise compete with Therapeutics in respect of a Non-Selected Protein or Excluded Protein; provided that UCB and its Affiliates shall not have any rights to utilize: (i) any of the FivePrime IP in connection with any UCB Independent Research; and/or (ii) any Collaboration Patents, non-public Collaboration Know-How or non-public Protein Know-How in connection with any UCB Independent Research. For clarity, in the event of any dispute between the Parties with respect to UCB Independent Research, UCB shall bear the initial burden of proof that it has complied with the foregoing restrictions on utilization of FivePrime IP, Collaboration Patents, Collaboration Know-How and Protein Know-How.

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6.        Licenses; Negative Covenants; Exclusivity.

  6.1      License Grants to UCB.

    6.1.1.    Research License. FivePrime hereby grants to UCB a fully-paid, royalty-free, non-exclusive license, with the right to grant sublicenses as provided below, under the FivePrime Background Patents and FivePrime Background Know-How solely to the extent necessary for UCB to: (i) conduct its obligations and responsibilities under the Research Plan during the Research Term; and (ii) thereafter to complete its evaluation and determination of whether to exercise any remaining Claiming Options and/or License Options during the remainder of, as applicable, any unexpired Claiming Option Periods and/or License Option Periods. FivePrime further hereby grants to UCB during the applicable License Option Period a fully-paid, royalty-free, exclusive license, with the right to grant sublicenses as provided below, under FivePrime’s interest in Collaboration Patents and Collaboration Know-How with respect to a UCB Reserved Protein solely to the extent necessary for UCB to complete its evaluation and determination of whether to exercise the License Option with respect thereto. (The licenses granted by FivePrime to UCB under this Section 6.1.1 are referred to herein as the “Research License”). UCB may sublicense its rights under the Research License solely to its Affiliates and Contractors for the sole purpose of conducting UCB’s obligations and responsibilities under this Agreement on UCB’s behalf.

    (a)        The licenses granted in Section 6.1.1 shall not be construed as granting to UCB (either expressly or by implication) any rights for UCB or its Affiliates to practice the FivePrime Platform Technology or requiring FivePrime to transfer any portion of the FivePrime Platform Technology to UCB. Instead, as between the Parties, FivePrime shall be the Party conducting activities that requires the practice of FivePrime Platform Technology under the Research Plan.

    6.1.2.    Commercial License. Effective as of the applicable License Effective Date, FivePrime hereby grants to UCB an exclusive, royalty-bearing (as set forth in Section 8) license in the Territory, with the right to grant sublicenses pursuant to Section 6.1.3, under the FivePrime Background Patents, FivePrime Background Know-How, and FivePrime’s interest in the Collaboration Patents and Collaboration Know-How, to research, develop, make, have made, import, export, distribute, market, promote, use, sell, offer for sale and otherwise commercialize Licensed Products with respect to such Licensed Protein for any and all purposes. The foregoing notwithstanding, the licenses granted to UCB under this Section 6.1.2 to offer for sale, sell and otherwise commercialize Diagnostics with respect to a Licensed Protein shall be subject to the terms of Sections 6.4.4(c) and 8.5.1. The licenses granted in this Section 6.1.2 shall not be construed as granting to UCB (either expressly or by implication) any rights with respect to FivePrime Platform Technology.

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6.1.3.    Right to Sublicense. UCB may grant sublicenses (including the right to grant further sublicenses) of rights under any Commercial License to any of its Affiliates or any Third Party without the prior written consent of FivePrime, provided that the agreement between UCB and such sublicensee shall be consistent with the terms and conditions of this Agreement. UCB shall remain responsible for its obligations, including payment obligations pursuant to Section 8, under this Agreement that have been delegated, subcontracted or sublicensed to any of its Affiliates or to Third Parties. UCB shall ensure that any Third Party sublicense includes appropriate audit rights exercisable by UCB to ensure compliance by such sublicensee and which are comparable in scope to those set forth in Section 8.7. UCB shall notify FivePrime in the event that UCB sublicenses to a Third Party the rights to commercialize a Licensed Product in the U.S., Japan and/or any of the Major Markets, which notice shall identify the Third Party sublicensee.

6.1.4.    Retained Rights. FivePrime retains all rights under the FivePrime IP that are not expressly granted herein to UCB.

    (a)        Right to Maintain Library. The Parties acknowledge and agree that FivePrime shall retain the limited right to maintain any and all Confirmed Hits, UCB Reserved Proteins and Licensed Proteins in the FivePrime Library, and, subject to the licenses granted to UCB under Section 6.1 and the restrictions set forth in Sections 6.4.3, to use the FivePrime Library for any purpose (including conducting screening and/or collaborations with Third Parties). The incidental use of Confirmed Hits, UCB Reserved Proteins and/or Licensed Proteins in connection with the use of the FivePrime Library shall not constitute a breach of this Agreement; provided, however, that FivePrime shall not, for so long as a particular Protein remains a Confirmed Hit, UCB Reserved Protein and/or Licensed Protein: (i) disclose the identity or structure of such Protein to any Third Party; (ii) publish or disclose to any Third Party, or use for any purpose, any data or results pertaining to such Protein that are generated through such use of the FivePrime Library; or (iii) grant any rights or license to any Third Party with respect to such Protein. During the Research Term, FivePrime agrees that it will not use in any RIPPS screening assay other than a Screening Assay conducted under the Research Plan, any Protein that is a UCB Reserved Protein or Licensed Protein.

    (b)        Rights to Excluded Proteins. Notwithstanding anything to the contrary herein, FivePrime shall retain all rights under the FivePrime IP to research, develop, manufacture and commercialize Therapeutics with respect to any Excluded Protein, for all uses at all times, either by itself, in collaboration with a Third Party or indirectly through a Third Party licensee.

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6.1.5.    Non-Selected Proteins and Terminated Proteins. Promptly after a Protein becomes a Non-Selected Protein or a Terminated Protein, UCB shall return or destroy, at FivePrime’s election, any and all FivePrime Background Know-How in its possession or control with respect to such Non-Selected Protein or Terminated Protein and shall immediately cease to use such FivePrime Background Know-How, except in each case to the extent such FivePrime Background Know-How is also related to one or more remaining UCB Reserved Proteins and/or Licensed Proteins.

6.2      Research License Grant to FivePrime. UCB hereby grants to FivePrime a fully-paid, royalty-free, non-exclusive license, effective only during the Research Term, under UCB Background Patents, UCB Background Know-How solely to the extent necessary for FivePrime to conduct its obligations and responsibilities under the Research Plan. FivePrime may grant sublicenses under the foregoing license solely to those of its Affiliates and Contractors that are responsible for and solely to conduct such obligations and responsibilities on its behalf.

6.3      No Implied Licenses. Except as specifically set forth in this Agreement, neither Party shall acquire any license, intellectual property interest or other rights, by implication or otherwise, in any Know-How disclosed to it under this Agreement or under any Patents Controlled by the other Party or its Affiliates.

6.4      Negative Covenants.

  6.4.1.    Covenants by UCB. UCB hereby covenants that it shall not use any FivePrime Background Know-How, FivePrime Background Patents, Collaboration Know-How or Collaboration Patents for any purposes other than those purposes expressly permitted in Section 6.1 or as may otherwise expressly be permitted in this Agreement.

  6.4.2.    Covenant by FivePrime. FivePrime hereby covenants that it shall not use any UCB Background Know-How, UCB Background Patents, Collaboration Patents, or Collaboration Know-How for any purposes other than those purposes expressly permitted in Section 6.2, or in the case of Collaboration Patents and Collaboration Know-How as may otherwise expressly be permitted in this Agreement.

  6.4.3.    Further Covenants by FivePrime. FivePrime hereby covenants that FivePrime and its Affiliates shall not:

    (a)        during and after the Research Term, use the UCB Assays (or any of UCB’s Materials, UCB Evaluation Know-How or UCB Background Know-How with respect thereto) for any purpose other than in performance of the Research Plan;

    (b)        during the Research Term, conduct (or grant licenses to Third Parties to conduct) any screening of all or any portion of the FivePrime Library using any Screening Assay developed from a UCB Assay, or any other assay having *** as such UCB Assay, either for itself or on behalf of any Third Party;

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    (c)        commencing on the Effective Date and until ***, undertake any screening of the FivePrime Library primarily intended to identify Proteins that modulate *** in humans outside the Research Plan;

    (d)        commencing on the Effective Date and until ***, undertake any screening of the FivePrime Library primarily intended to identify Proteins that modulate *** in humans outside the Research Plan;

    (e)        undertake any activities on its own or with a Third Party to discover or develop any Therapeutic or Diagnostic with respect to any Protein that is a Confirmed Hit, UCB Reserved Protein or Licensed Protein; or

    (f)        disclose to any Third Party the structure or identity of a Licensed Protein, the behavior of such Licensed Protein in other screening assays, or any other data or information in the possession of FivePrime or its Affiliates with respect to such Licensed Protein.

For clarity, in the event that FivePrime experiences a Strategic Transaction at any time during the Term, the foregoing covenants in sub-sections (e) and (f) shall not apply with respect to the relevant Acquiror or any of the Acquiror’s Affiliates which exist as of the time immediately prior to the closing of such Strategic Transaction.

6.4.4.    Further Covenants by UCB. UCB hereby covenants that UCB and its Affiliates shall not:

    (a)        other than as part of the Research Plan, perform, or have performed on its behalf, any research studies, testing or development involving any Confirmed Hit prior to the Claiming Date (if any) on which such Protein becomes a UCB Reserved Protein provided, however, that this restriction shall not apply to or otherwise limit the scope of any activities within the UCB Independent Research;

    (b)        perform, or have performed on its behalf, any development or commercial activities for Therapeutics or Diagnostics with respect to any UCB Reserved Protein prior to the License Effective Date (if any) on which such UCB Reserved Protein becomes a Licensed Protein; provided, however, that this restriction shall not apply to or otherwise limit the scope of any activities within the UCB Independent Research; or

    (c)        directly or indirectly (whether through Sublicensees or otherwise) offer for sale of sell any Diagnostics with respect to a Licensed Protein prior to the date on which the Parties agree in writing on the Diagnostic Royalties to be paid to FivePrime

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in respect to sales of such Diagnostic; provided, however, that this restriction shall not apply to or otherwise affect the sale or commercialization of any diagnostic products resulting from UCB Independent Research.

6.4.5.    Covenant Regarding Non-Selected Proteins. UCB hereby covenants that UCB and its Affiliates shall not perform, or have performed on its behalf, any research, development or commercial activities for Therapeutics or Diagnostics with respect to any Non-Selected Protein; provided, however, that this restriction shall not apply to or otherwise limit the scope of any activities within the UCB Independent Research. In the event that UCB successfully develops through the performance of UCB Independent Research and thereafter commercializes a Therapeutic with respect to a Non-Selected Protein, then UCB shall pay royalties to FivePrime pursuant to Section 8.5.2 on sales of such Therapeutic in such countries (if any) in which there is a Protein Patent and/or a Collaboration Patent having a Valid Claim which covers the sale of such Therapeutic in such country.

7.      Development, Commercialization and Manufacturing of Licensed Products.

7.1      Responsibilities of UCB. Effective as of the License Effective Date, UCB will be solely responsible, at its own expense, and will control and have sole and final decision-making authority with respect to the conduct of any and all research, development (including pre-clinical and clinical studies), regulatory activities, manufacturing, marketing, distribution, sales and other commercialization activities for Licensed Products with respect to such Licensed Protein.

7.2      Diligence and Reporting. UCB shall use Commercially Reasonable Efforts to develop and commercialize at least one Licensed Product for each Licensed Protein in the Territory. After the Research Term, UCB shall within *** days after the end of each *** provide FivePrime with a written report summarizing the status of its research, development and commercialization efforts with respect to each Licensed Protein and its related Licensed Product(s) in such ***. UCB’s reporting obligations under this Section 7.2 with respect to Licensed Products related to a given Licensed Protein shall terminate upon the date of First Commercial Sale of a Licensed Product with respect to such Licensed Protein in the U.S. or one of the Major Markets.

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8.        Payments; Royalties and Reports.

  8.1      Research, Technology Access and Related Payments.

    8.1.1.    Research License Fee. UCB shall pay to FivePrime a one-time, non-refundable upfront payment and license fee of six million dollars ($6,000,000) within *** Business Days after the Effective Date.

    8.1.2.    Technology Access Fees. In further consideration for the Research License and for the access to the FivePrime Background Know-How during the Research Term, UCB shall pay to FivePrime non-refundable technology access fees. The technology access fees will be payable as three (3) equal payments of two million two hundred thousand dollars ($2,200,000) each, to be due and payable as follows: (a) within *** Business Days after the Effective Date; (b) on the first anniversary of the Effective Date; and (c) on the second anniversary of the Effective Date.

    8.1.3.    Quarterly Research Funding. UCB shall provide research funding to FivePrime during the Research Term, such funding to be paid in *** non-refundable quarterly payments in the amount of *** dollars ($***) per quarter during *** of the Research Term. The first such payment shall be due on the first Business Day of the *** Calendar Quarter during the Research Term and the remaining payments will be due on the first Business Day of each of the *** consecutive Calendar Quarters which occur thereafter during the Research Term.

    8.1.4.    Reimbursement of Reagent Costs. UCB shall reimburse FivePrime for the documented, reasonable out-of-pocket costs actually incurred by FivePrime for ***; provided, that the aggregate total for which UCB is responsible for reimbursing FivePrime shall not exceed $***. UCB will also reimburse FivePrime for the documented, reasonable out-of-pocket costs actually incurred by FivePrime for ***; provided that the aggregate total for which UCB is responsible for reimbursing FivePrime shall in each not exceed the relevant cap set forth in the Research Plan with respect to such Screening Assay. Reimbursement payments to FivePrime under this Section 8.1.4 shall be made pursuant to detailed itemized invoices to be provided to UCB by FivePrime, which shall be due and payable within *** days of UCB’s receipt of each such invoice.

    8.1.5.    Optional Third Fibrosis Screen. In the event that FivePrime undertakes performance of a third in vitro Screening Assay for the Fibrosis Project (the “Third Fibrosis Screen”) pursuant to Section 3.1.1, UCB shall make the non-refundable milestone payments set forth below to FivePrime within *** days after the first occurrence of the milestone event set forth below:

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Milestone Events for Third Fibrosis Screen	Amount
Upon *** of the Third Fibrosis Screen	$	***
Upon *** in the Third Fibrosis Screen	$	***

8.2        Optioning and Commercial License Fees.

    8.2.1.    Optioning Fee. UCB shall pay to FivePrime a non-refundable payment of *** dollars ($***) with respect to each Confirmed Hit selected by UCB as a UCB Reserved Protein (the “Optioning Fee”). Each such Optioning Fee shall be due within *** days after the relevant Claiming Date; *** dollars ($***) ***. If UCB extends the applicable License Option Period for a given UCB Reserved Protein under Section 4.2.1, UCB shall pay to FivePrime a non-refundable payment of *** dollars ($***) concurrent with notice of such election (the “Option Extension Fee”).

    8.2.2.    Commercial License Fee. UCB shall pay to FivePrime a non-refundable payment of *** dollars ($***) with respect to each UCB Reserved Protein for which UCB exercises a License Option pursuant to Section 4.3.2 (the “Commercial License Fee”). Each such Commercial License Fee shall be due within *** days after the relevant License Effective Date

8.3        Milestone Payments. UCB shall pay to FivePrime each of the following non-refundable milestone payments upon the first occurrence of the indicated milestone event with respect to Licensed Products which are Therapeutics related to a given Licensed Protein, and no additional payments will be due FivePrime under this Section 8.3 in the event of a subsequent repeated occurrence of the same milestone event with respect to the same or any other Licensed Product related to the same Licensed Protein. Each such milestone payment shall be due and payable to FivePrime within *** days after the achievement of the relevant milestone event.

Milestone Event	Amount
Initiation of the first GLP Toxicology Study	$	***
Initiation of the first Phase 1 Trial	$	***
Initiation of the first Phase 2 Trial	$	***
Initiation of the first Phase 3 Trial	$	***
Filing and acceptance of first BLA or NDA in the United States	$	***
Filing and acceptance of first BLA or NDA in European Union	$	***
Filing and acceptance of first BLA or NDA in Japan	$	***
First Commercial Sale in United States	$	***
First Commercial Sale in European Union (any ***)	$	***
First Commercial Sale in Japan	$	***

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Milestone Event	Amount
Upon the first occurrence of aggregate annual Net Sales of Licensed Product in the Territory in a Calendar Year exceeding $***	$	***
Upon the first occurrence of aggregate annual Net Sales of Licensed Product in the Territory in a Calendar Year exceeding $***	$	***
Upon the first occurrence of aggregate annual Net Sales of a Licensed Product in the Territory in a Calendar Year exceeding $***	$	***

The Parties acknowledge that the design of the clinical development program for a Licensed Product related to a Licensed Protein is not intended to result in one of milestones in respect of initiating Clinical Trials being skipped over. For example, it is possible that the first Phase 2 Trial undertaken by UCB in such program is a hybrid study design, i.e. that begins as a Phase 2 Trial but at an interim evaluation and decision point could be continued as a Phase 3 Trial. In such event, the milestone for initiation of the first Phase 2 Trial would be triggered at the start of the study and the milestone for initiation of the first Phase 3 Trial would be triggered by a decision at such interim decision point to continue the trial as a Phase 3 Trial.

8.4        Royalties.

    8.4.1.    Royalties for Licensed Products. UCB shall pay FivePrime royalties on a Calendar Quarterly basis with respect to Net Sales in the Territory of Licensed Products which are Therapeutics during such Calendar Quarter, calculated on a Licensed Product-by-Licensed Product and country-by-country basis, as set forth in this Section 8.4.

Net Sales for the Relevant Calendar Year	Royalty Rate for such Portion of Net Sales
Portion of aggregate worldwide Net Sales for such Licensed Product that is less than *** dollars ($***)	***%
Portion of aggregate worldwide Net Sales for such Licensed Product that is equal to or greater than *** dollars ($***) and less than *** dollars ($***)	***%
Portion of aggregate worldwide Net Sales for such Licensed Product that is equal to or greater than *** dollars ($***)	***%

Notwithstanding the foregoing, in each country in which no Valid Claim of a FivePrime Background Patent, Collaboration Patent or Protein Patent exists which covers the sale of a particular Licensed Product by UCB, its Affiliates or sublicensees, the applicable royalty rates for such Licensed Product in such country shall be reduced by *** percent (***%) for so long as no such Valid Claim exists with respect to such Licensed Product in such country.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

For the aggregation of Net Sales for the purpose of determining the applicable royalty rate under Section 8.4, all Combination Products and single-agent Licensed Products directed to or against or that incorporate or are derived from or that inhibit, activate or otherwise modulate the activity of the same Licensed Protein shall be considered the same Licensed Products, regardless of the formulation, dosage strength, route of administration, packaging or product indication thereof or any other active ingredient(s) contained therein. ***

8.4.2.    Royalty Term. UCB’s royalty payment obligations shall expire, on a Licensed Product-by-Licensed Product and country-by-country basis, on the later of: (a) the tenth (10th) anniversary of the First Commercial Sale of such Licensed Product in such country; or (b) the expiration of the last-to-expire Valid Claim of any FivePrime Background Patents, Collaboration Patents or Protein Patents which Valid Claim covers the sale of such Licensed Product in such country by UCB, its Affiliate or sublicensee (the “Royalty Term”). For the purpose of determining the applicable Royalty Term under this Section 8.4.2, all Combination Products and single-agent Licensed Products directed to or against or that incorporate or are derived from or that inhibit, activate or otherwise modulate the activity of the same Licensed Protein shall be considered the same Licensed Products, regardless of the formulation, dosage strength, route of administration, packaging or product indication thereof or any other active ingredient(s) contained therein. ***

8.4.3.    Third Party Obligations.

    (a)        Licenses Related to FivePrime IP. FivePrime shall be solely responsible for paying any amounts due under any intellectual property licenses required from Third Parties to the extent required for: (i) either Party to practice the subject matter of the FivePrime Background Patents or use FivePrime Background Know-How to perform its respective obligations under the Research Plan; or (ii) FivePrime to use the FivePrime Platform Technology to perform its obligations under the Research Plan.

    (b)        Other Third Party Licenses. On a country-by-country and Licensed Product-by-Licensed Product basis, in the event it is necessary for UCB to obtain a license under a Valid Claim of a Patent owned or controlled by a Third Party that covers a Licensed Protein in connection with the development and commercialization of a Licensed Product related to such Licensed Protein, such that the sale of such Licensed Product in such country absent such license would otherwise infringe such Valid Claim of such Third Party Patent, then UCB shall be solely responsible for obtaining such license and shall be responsible for payment of all the costs incurred in connection with obtaining such license. UCB shall have the right to credit and deduct *** percent (***%) of any royalties actually paid by UCB to such Third Party under such license with respect to sales of Licensed Product in a given country against the royalty payments due to

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

FivePrime under Sections 8.4.1 and 8.4.2; provided that the royalty payment to FivePrime on Net Sales of same Licensed Product in a given Calendar Quarter shall not be reduced below *** percent (***%) of the royalties that would otherwise be due under this Section 8.4.

    8.4.4.    Reports; Payment of Royalty. UCB shall keep, and shall cause its Affiliates and Sublicensees to keep, complete and accurate books and records in sufficient detail to enable the royalties payable hereunder to be determined. During the Term, and following the First Commercial Sale of any Licensed Product, UCB shall within *** days after the end of each Calendar Quarter furnish to FivePrime a written report for such Calendar Quarter based upon the data then available to UCB showing on a Licensed Product-by-Licensed Product basis: (i) for the U.S. and each of the Major Markets, the gross sales of such Licensed Product(s) during such Calendar Quarter, the reconciliation of gross sales to Net Sales (including the deductions and adjustments), and the royalties due FivePrime for such Calendar Quarter, and (ii) for sales in all other countries the gross sales of such Licensed Product(s) during such Calendar Quarter, the reconciliation of such gross sales to Net Sales during such Calendar Quarter, and the royalties due FivePrime for such Calendar Quarter. UCB shall pay all royalties due under this Agreement with respect to a Calendar Quarter within *** days after the end of each Calendar Quarter.

8.5        Special Royalty Provisions.

    8.5.1.    Commercial Terms for Diagnostics. The Parties acknowledge and agree that the milestone payment and royalty obligations set forth in Sections 8.3 and 8.4 shall not apply to the development or commercialization of Licensed Products which are Diagnostics. In the event that UCB (and/or its Affiliates or Sublicensees) intends to initiate commercialization and sales in the Territory of any Licensed Product which is a Diagnostic, it shall notify FivePrime in writing to that effect at least *** prior to the planned launch of such Diagnostic in the Territory. The Parties shall promptly thereafter meet to negotiate in good faith and agree in writing upon mutually acceptable royalty rates that will be used to determine the royalties that will be paid to FivePrime on Net Sales of such Diagnostic Licensed Product in the Territory (the “Diagnostic Royalties”). The Parties acknowledge and agree that the Diagnostic Royalties will be generally consistent with benchmark royalty rates for similar licensing arrangements in the diagnostic industry***.

    8.5.2.    Royalties on Certain Other Products. The terms of this Section 8.5.2 shall apply in the event that UCB (and/or its Affiliates or Sublicensees), resulting from UCB Independent Research, commercializes a Therapeutic with respect to a Non-Selected Protein or Terminated Protein in one or more countries in the Territory in which the sales of such Therapeutic are covered by a Valid Claim of a Protein Patent and/or a Collaboration Patent. In such event, UCB shall pay royalties to FivePrime on sales of such Therapeutic in such country during the term of such Protein Patent or Collaboration Patent, whichever is longer. The

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

applicable royalty payments shall be determined based upon the relevant sales of such Therapeutic, where such relevant sales shall be determined in the same manner as Net Sales of Licensed Products. The applicable royalty rate to be applied in calculating such royalty payments shall be *** percent (***%) of the corresponding royalty rate set forth in the table in Section 8.4.1 that would apply with respect to Licensed Products. Any royalty payments due under this Section 8.5.2 shall be paid quarterly in a manner consistent with the terms of Section 8.4.4 and in accordance with the terms of Section 8.6, 8.7, 8.8 and 8.9. Such royalty obligations will expire in each country upon expiration of the relevant Protein Patent or Collaboration Patent.

8.6        Payment Date. If UCB fails to timely pay any undisputed fees, milestone payments, royalties or any other payments due according to this Agreement, interest on such undisputed amount shall accrue at an annual rate of interest equal to ***% above the average rate of the *** months LIBOR as published in the Wall Street Journal, Eastern U.S. Edition, effective for the applicable days of the period of default.

8.7        Financial Audits. Upon *** days prior written request of FivePrime and not more than *** in each ***, UCB shall permit an independent certified public accounting firm of nationally or internationally recognized standing selected by FivePrime and reasonably acceptable to UCB to have reasonable access during normal business hours to inspect such relevant books and records as may be reasonably necessary to verify the accuracy of royalty payments made hereunder. Any such audit shall be limited to the most recent period of *** consecutive Calendar Years ended prior to the date of such request, and shall include the relevant results and records in UCB’s or its Affiliates possession of any audits conducted by or on behalf of UCB of its Third Party sublicensees during such period. The accounting firm shall, upon request by UCB, enter into a confidentiality agreement with UCB on mutually acceptable terms. The accounting firm shall only disclose to FivePrime whether the royalty reports are correct or incorrect, the details and amount of any discrepancy. The auditors will also provide a copy of any audit reports and findings that are provided to FivePrime as a result of such inspection.

    (a)    Underpayments or Overpayments. If such accounting firm correctly identifies an underpayment or overpayment of royalties made by UCB during such period, UCB shall pay FivePrime the amount of the underpayment within *** days of the date FivePrime delivers to UCB such accounting firm’s written report so concluding, and any overpayments will be fully creditable against amounts payable to FivePrime in subsequent periods. For clarity, upon expiration of the *** year period following the end of a Calendar Year, and absent willful misconduct or fraud on the part of UCB or its Affiliates or Sublicensees, the calculation of royalties payable by UCB to FivePrime under this Agreement with respect to such Calendar Year shall be binding and conclusive on the Parties.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

    (b)        Costs of Audits. FivePrime shall be solely responsible for the costs and expenses of any audits conducted pursuant to this Section 8.7, including without limitation the fees charged by such accounting firm; provided, however, if such audit identifies an underpayment of royalties by UCB that exceeds *** percent (***%) of the aggregate total of all royalty payments due for the period under audit, then UCB shall reimburse FivePrime for the documented, reasonable audit fees of such accounting firm.

8.8        Payment Method and Exchange Rate. UCB shall pay all amounts due hereunder in United States dollars by wire transfer of immediately available funds to the bank account FivePrime designates by written notice from time to time. In the case of any amounts payable or receivable in a foreign currency, the rate of exchange to be used in calculating on a monthly basis the applicable royalty due FivePrime shall be the monthly rate of exchange utilized by UCB in its worldwide accounting system, as prevailing on the third to last Business Day of the month preceding the month in which the relevant sales are recorded.

8.9        Withholding Tax. If applicable Law requires withholding of any income taxes or other taxes imposed upon FivePrime on account of any amounts paid to FivePrime under this Agreement, then UCB shall withhold such taxes as required by such Law from such payments and timely pay such withheld taxes to the proper tax authorities. UCB shall promptly secure official receipts of payment of any withholding tax and send such receipts to FivePrime as evidence of such payment. UCB shall reasonably cooperate with FivePrime in the event FivePrime claims exemption from such withholding or seeks deductions under any double taxation or other similar treaty or agreement from time to time in force. The foregoing notwithstanding, UCB shall be responsible for any incremental increase in non-exempt and non-recoverable withholding taxes imposed upon FivePrime on account of any amounts paid to FivePrime under this Agreement which are incurred as a direct result of UCB assigning this Agreement pursuant to Section 14.2 to a non-Belgian entity without FivePrime’s prior written consent.

9.      Confidentiality and Publication.

9.1        Confidential Information. “Confidential Information” means any and all proprietary or confidential data, information or Know-How Controlled by a Party (the “Disclosing Party”) and which is disclosed or otherwise made available, whether in writing, visually, orally or in electronic medium, to the other Party (the “Receiving Party”) in connection with this Agreement. Collaboration Know-How or non-public information related to Collaboration Patents shall be treated as Confidential Information of both Parties, except to the extent it is exclusively licensed to UCB pursuant to Section 6.1.2, during the term of which it shall be treated as Confidential Information of UCB. The terms of this Agreement shall be the Confidential Information of both Parties and both Parties shall have the obligations set forth in this Section 9 with respect thereto.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

9.2      Nondisclosure Obligation.  Subject to Sections 9.3 and 9.4, unless the Disclosing Party provides prior written consent, the Receiving Party shall maintain in confidence all Confidential Information of the Disclosing Party, shall not disclose such Confidential Information to any Third Party and shall not use such Confidential Information for any purpose except to exercise such Party’s rights or fulfill its obligations under this Agreement. The Receiving Party may disclose or otherwise provide access to the Disclosing Party’s Confidential Information to its and its Affiliates’ respective officers, directors, employees, agents, consultants, permitted (sub)licensees, and Contractors (“Agents”) as necessary in connection with the exercise of its rights and/or performance of its obligations under this Agreement; provided that such individuals are subject to obligations of confidentiality and non-use which are consistent with the terms of this Agreement. The Receiving Party shall be responsible for and liable under this Agreement with respect to any breach of its confidentiality and non-use obligations caused by its Agents.

9.3      Exceptions.  Each Party’s confidentiality and non-use obligations under this Agreement shall not apply to any portion of the Confidential Information of the Disclosing Party that:

  9.3.1.    Is known by the Receiving Party at the time of its receipt, without obligation of confidentiality or non-use, and not through a prior confidential disclosure by the Disclosing Party, as documented by the Receiving Party’s written records;

  9.3.2.    Is in the public domain before its receipt from the Disclosing Party, or thereafter enters the public domain through no fault of the Receiving Party;

  9.3.3.    Is subsequently disclosed to the Receiving Party, without obligation of confidentiality or non-use, by a Third Party who may lawfully do so and who is not under an obligation of confidentiality to the Disclosing Party; or

  9.3.4.    Is developed by the Receiving Party independently of Confidential Information received from the Disclosing Party and without the aid, application or use of the Disclosing Party’s Confidential Information, and such independent development can be properly documented by the Receiving Party.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

9.4    Permitted Disclosure.  Nothing in this Section 9 shall restrict the Receiving Party from disclosing Confidential Information of the Disclosing Party to the extent that such disclosure:

9.4.1.    Is made to governmental or other regulatory agencies in order to obtain Collaboration Patents, Protein Patents or UCB Product Patents, in each case which such Party expressly has the right to obtain under the terms of this Agreement; provided that such disclosure is limited to the extent reasonably necessary to obtain such patents or authorizations and the Receiving Party takes reasonable measures to obtain confidential treatment from regulatory agencies for such information;

9.4.2.    In the case where UCB is the Receiving Party, is made to Regulatory Authorities in the Territory on or after the applicable License Effective Date in connection with any INDs, NDAs, BLAs or other similar authorizations to conduct clinical trials and/or to obtain or maintain any Marketing Authorizations for Licensed Products; provided that such disclosure is limited to the extent reasonably necessary to obtain such authorizations;

9.4.3.    In the case where FivePrime is the Receiving Party and solely with respect to Confidential Information constituting Collaboration Know-How or Protein Know-How to the extent specifically related to a Non-Selected Protein or Terminated Protein, is made to Regulatory Authorities in the Territory in connection with any INDs, NDAs, BLAs or other similar authorizations to conduct clinical trials and/or to obtain or maintain any Marketing Authorizations for Therapeutics or Diagnostics with respect to such Non-Selected Protein or Terminated Protein; provided that such disclosure is limited to the extent reasonably necessary to obtain such authorizations;

9.4.4.    Is required to comply with applicable Law, valid order of a court of competent jurisdiction, or other judicial or administrative process of governmental authority or agency, provided that the Receiving Party shall (i) promptly inform the Disclosing Party of the disclosure that is being sought in order to provide the Disclosing Party, where possible, an opportunity to challenge, limit or receive confidential treatment for the required disclosure, (ii) upon request, reasonably cooperate with any efforts by the Disclosing Party to challenge, limit or receive confidential treatment for, the required disclosure, and (iii) only disclose the minimum Confidential Information necessary to comply, as determined by the Receiving Party’s legal counsel.

9.5        Strategic Transactions; Investors.  Each Party shall have the right to disclose non-public information related to the terms and conditions of this Agreement solely if and to the extent necessary (as reasonably determined by its legal counsel) to be disclosed in the context of a Strategic Transaction, to Third Parties and their counsel with whom such Party is negotiating a Strategic Transaction or to accredited investors, qualified institutional buyers, and qualified purchasers and their counsel as such terms are defined in the United States securities Laws and each of whom is subject to written obligations of confidentiality no less restrictive than those set forth in this Agreement.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

9.6        Publicity.  Promptly following the Effective Date, the Parties will issue a joint public announcement of the execution of this Agreement in the form of the press release attached hereto as Exhibit C and on such date and time as may be agreed by the Parties. Any other proposed publication, news release or other public announcement by a Party relating to this Agreement, the terms and conditions set forth herein, or to the performance hereunder that would disclose information other than that already expressly in the public domain prior to such publication, news release or other public announcement, shall only be made with the prior written consent of the other Party. For clarity, neither Party shall be obligated to obtain consent to re-issue or reiterate information previously specifically disclosed with the consent of the other Party. Notwithstanding the foregoing, each Party shall have the right to disclose any such information that it is specifically required to disclose in order to comply with applicable securities laws in the Territory. For each such disclosure, the Party required to disclose such information shall provide the other Party with a draft of such disclosure at least *** Business Days prior to its intended release and shall consider in good faith any comments from the other Party with respect thereto.

9.7        Publications.  As between the Parties, UCB shall have the sole and exclusive right to publish manuscripts, abstracts, presentations or other articles in scientific journals or at scientific conferences relating to any Licensed Protein or Licensed Product without obtaining the prior written consent of FivePrime. UCB shall provide FivePrime with a copy of any such manuscript, abstract, presentation or other article. FivePrime shall have the right to publish manuscripts, abstracts, presentation or other articles in scientific journals or at scientific conferences relating to any Non-Selected Protein or Terminated Protein without obtaining the prior written consent of UCB; provided, however, that FivePrime shall not have any right to name or otherwise refer to UCB, its Affiliates, or any of its or their employees without the prior written consent of UCB. In the event that either Party desires to make a publication pursuant to this Section 9.6, such Party shall provide a copy of the proposed publication (including abstracts, or presentation to a journal, editor, meeting, seminar or other third party) to the other Party for comment at least *** days prior to its planned submission. If, during the *** days specified above the non-publishing Party notifies the other Party that a proposed publication contains patentable subject matter which requires protection, the non-publishing Party shall delay the publication for a period of time not to exceed *** days from the date of such written notice to seek appropriate patent protection for any subject matter in such publication that it reasonably believes may be patentable. The publishing Party shall delete from the proposed publication prior to submission all Confidential Information of the non-publishing Party that the non-publishing Party identifies in good faith and requests to be deleted.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

10.    Intellectual Property.

10.1    Ownership of Inventions.  FivePrime and UCB shall each own an undivided one-half right, title and interest in and to the Collaboration Patents and Collaboration Know-How. Except to the extent that Collaboration Know-How and Collaboration Patents are exclusively licensed to UCB under this Agreement or as may otherwise be expressly set forth herein, each Party may exploit, license, or sublicense (with the right to further sublicense) the Collaboration Know-How and Collaboration Patents without the consent of, or a duty of accounting to, the other Party.

10.2    Filing, Prosecution and Maintenance of Patents.

  10.2.1. Rights and Responsibilities with Respect to Certain Patents.

      (a)    As between the Parties, FivePrime shall have the sole right, at its sole discretion and expense, and outside of the scope of review by the JPC, to prepare, file, prosecute and maintain: (i) FivePrime Platform Patents; and (ii) FivePrime Background Patents. For clarity, in no event shall UCB obtain the rights to prepare, file, prosecute or maintain Patents Controlled by FivePrime that are directed to FivePrime Platform Technology, FivePrime Background Know-How, or any Excluded Protein.

      (b)    As between the Parties, UCB shall have the sole right, at its discretion and expense, and outside of the scope of review by the JPC, to prepare, file, prosecute and maintain all Patents constituting UCB IP.

  10.2.2. Collaboration Patents.  The Parties will be jointly responsible for, and shall cooperate through the JPC to control the preparing, filing, prosecuting and maintaining of all Collaboration Patents, with each Party bearing ***% of the reasonable, documented out-of-pocket costs and expenses incurred in connection with the preparation, filing, prosecution and maintenance of such Collaboration Patents, including without limitation the costs of Outside Counsel incurred with respect thereto. However, if one Party desires not to pursue patent protection with respect to certain Collaboration Know-How or Collaboration Patents it shall notify the other Party to that effect. In such event, if the other Party desires to pursue such protection, then such other Party shall have the right to instruct Outside Counsel to prepare, file, prosecute and maintain such Collaboration Patents at such other Party’s sole expense and sole discretion, and outside the scope of the JPC.

  10.2.3. Cooperation.  In connection with the preparation, filing, prosecution and maintenance of Collaboration Patents under Section 10.2.2, each Party shall have a reasonable opportunity to review, prior to filing, the draft text of each Collaboration Patent application, and the draft text of the proposed response to each office action or substantive prosecution document

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(after the initial application is filed) for each such Collaboration Patent. The JPC and Outside Counsel shall consult with respect thereto, and each Party’s reasonable comments will be taken into account when finalizing any such documents, provided such comments are provided in a timely manner. Each Party shall, as requested by Outside Counsel, cooperate in filing and prosecuting such Collaboration Patent, including providing Outside Counsel and with such Collaboration Know-How as appropriate and executing all necessary paperwork. Outside Counsel shall keep each Party advised of the status of each Collaboration Patent, and shall promptly give notice to each Party of the grant, lapse, revocation, surrender, invalidation, or abandonment of any such Collaboration Patent. The foregoing notwithstanding, in the event that one Party elects, in accordance with Section 10.2.2, not to pursue and share costs to prepare, file, prosecute and maintain a given Collaboration Patent or to pursue patent protection with respect to Collaboration Know-How, then such non-paying Party shall have no further rights under this Section 10.2.3 to participate in any aspects of the preparation, filing, prosecution and maintenance of the relevant Collaboration Patents. For clarity, in the event that the Parties use any Protein Know-How to prepare, file or otherwise support a Collaboration Patent, such use of Protein Know-How shall not result in such Collaboration Patent being deemed a Protein Patent or cause such Protein Know-How to be treated as Collaboration Know-How.

10.2.4. Certain Actions.  All interferences, post-grant reviews, inter partes reviews, ex parte reviews, supplemental examinations, oppositions, appeals or petitions to any Board of Appeals in the patent office, the Patent Trial and Appeal Board, appeals to any court for any patent office decisions, reissue proceedings and re-examination proceedings with respect to a Patent shall be considered patent prosecution matters and shall be handled in accordance with this Section 10.2.

10.3    Enforcement and Defense.

10.3.1. Each Party shall give the other Party written notice of any actual or threatened infringement of any FivePrime Background Patents or Collaboration Patents by an unlicensed Third Party through the making, having made, using, selling, offering for sale or importing of any product that is within the scope of a Commercial License held by UCB (a “Product Infringement”), within *** days after such Party has knowledge of such Product Infringement. UCB and FivePrime shall thereafter consult and cooperate to determine a course of action, including the commencement of legal action by either or both UCB and FivePrime, to terminate any such Product Infringement. However, UCB, upon notice to FivePrime, shall have the first right to initiate and prosecute such legal action at its expense and in the name of FivePrime or UCB, or to control the defense of any declaratory judgment action relating to such Product Infringement, provided that UCB shall not enter into any settlement or compromise that would materially diminish or adversely affect the scope, exclusivity or duration of any FivePrime Background Patents, Collaboration Patents or FivePrime’s rights under this Agreement, without FivePrime’s prior written consent.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

10.3.2. In the event that UCB elects not to initiate and prosecute an action pertaining to a Product Infringement, and FivePrime elects to do so, FivePrime shall bear the costs of any agreed-upon course of action to terminate such Product Infringement, including the costs of any legal action commenced or the defense of any declaratory judgment, except that FivePrime shall not be responsible for any costs incurred by UCB unless such costs were incurred at FivePrime’s written request. FivePrime shall have the right to join UCB as a party to such action if UCB is a necessary party to such action.

10.3.3. In connection with any action under this Section 10.3, UCB and FivePrime will reasonably cooperate and will provide each other with any information or assistance that either may reasonably request. Each Party shall keep the other informed of developments in any such action or proceeding, including, to the extent permissible by applicable Law, consultation on and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto. Each Party shall have the right to be represented by counsel of its own choice at its own expense for any action set forth in this Section 10.3.

10.3.4. If a Party desires to bring an enforcement action under a Collaboration Patent, but is unable to do so solely in its own name, the other Party will, at the request of the enforcing Party, join such action as a party and will reasonably cooperate and cause its Affiliates to reasonably cooperate to execute all documents necessary for the enforcing Party to initiate litigation to prosecute and maintain such action.

10.3.5. Any recovery obtained by either or both UCB and FivePrime in connection with or as a result of any action contemplated by this Section 10.3, whether by settlement or otherwise, shall be shared in order as follows:

    (a)      The Party which initiated and prosecuted the action shall recoup all of its costs and expenses incurred in connection with the action;

    (b)      The other Party shall then, to the extent possible, recover its costs and expenses incurred in connection with the action; and

    (c)      The Party initiating such action shall retain any remainder, and in the event UCB is such Party, such remainder shall be deemed Net Sales and subject to the royalty payments to FivePrime under Section 8.4.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

11.    Representations, Warranties and Covenants.

11.1    Representations and Warranties of Each Party.  Each Party represents and warrants to the other Party that as of the Effective Date that:

  11.1.1. It has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder;

  11.1.2. This Agreement has been duly executed by it and is legally binding upon it, enforceable against such Party in accordance with its terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

  11.1.3. The execution and delivery by such Party of this Agreement does not conflict in any material fashion with the terms of any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material applicable Law.

11.2    FivePrime Representation and Warranties.  FivePrime represents and warrants to UCB that as of the Effective Date:

  11.2.1. It has the full right, power and authority to grant the licenses granted under this Agreement;

  11.2.2. It has not previously assigned, transferred, conveyed, exclusively licensed, or otherwise encumbered its right, title and interest in FivePrime Background Know-How or FivePrime Background Patents, if any, in any manner that would prevent it from granting the licenses set forth in Section 6.1;

  11.2.3. To the best of its knowledge, none of the Excluded Proteins are *** for ***.

  11.2.4. FivePrime has not received any written notification alleging that the use of the FivePrime Platform Technology and the FivePrime Background Know-How in performance of the Research Plan will infringe the patents or other intellectual property rights of any Third Party.

11.3    UCB Representation and Warranties.  UCB represents and warrants to FivePrime that as of the Effective Date:

  11.3.1. It has the full right, power and authority to grant the licenses under this Agreement;

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  11.3.2. It has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in UCB Background Know-How or UCB Background Patents, if any, in any manner that would prevent it from granting the licenses set forth in Section 6.2; and

  11.3.3. To the best of its knowledge, the use of the UCB Assays and the UCB Background Know-How in performance of the Research Plan will not infringe the patents or other intellectual property rights of any Third Party.

11.4    Covenants.  During the Research Term, neither Party will knowingly use any material, technology or intellectual property rights in the conduct of the Research Plan that, to its knowledge, is encumbered by any Third Party restriction or any Third Party right or obligation that would conflict or interfere with any of the rights or licenses granted to, or to be granted to, the other Party hereunder. As part of any amendment to the Research Plan by the JSC, the JSC members of each Party shall inform the JSC members of the other Party of any potential Third Party Patents or proprietary Know-How that may be required to perform any activity to be added to the Research Plan as a result of such amendment, and the Parties shall discuss in good faith, and take into consideration and agree on a strategy on such Third Party Patents or proprietary Know-How in finalizing the amendment to the Research Plan.

11.5    Warranty Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS SECTION AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY PATENTS, KNOW-HOW, LICENSES, TECHNOLOGY, OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

12.    Term and Termination.

12.1    Term and Expiration.  The term of this Agreement (the “Term”) shall commence on the Effective Date and, unless terminated earlier pursuant to this Section 12, shall expire on a Licensed Product-by-Licensed Product and country-by-country basis upon the expiration of all payment obligations under Section 8, after which the licenses granted by FivePrime to UCB in Section 6 with respect to such Licensed Product in such country shall become fully paid-up, perpetual and non-exclusive.

12.2    Termination at Will.  UCB shall have the right, in its sole discretion, to terminate this Agreement in its entirety, or on a Licensed Protein-by-Licensed Protein basis, in each case without cause and at any time during the Term, by giving FivePrime *** days prior written notice to that effect. Any such “at will” termination by UCB shall be effective as of the end of such *** day period. In the event that such notice of termination occurs during the Research Term, FivePrime shall upon receipt of such notice use reasonable efforts to undertake and complete during such notice period an orderly wind down of its then ongoing efforts under the Research Plan.

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12.3    Termination for Cause.  In the event that a Party is in breach of one or more of its material obligations hereunder, the other Party shall have the right at any time during the Term to terminate this Agreement in its entirety, or on a Licensed Protein-by-Licensed Protein basis as determined at the non-breaching Party’s discretion if and to the extent that such breach is only related to a specific Licensed Protein (and/or Licensed Products with respect thereto), by providing the breaching Party with written notice to that effect. Any such notice of termination shall clearly set forth the nature of the alleged breach and such termination shall automatically be effective *** days after the date of such notice (or *** days in the event of a failure to timely make payment of any amounts properly due hereunder) unless the breach is cured during such notice period. In the event of a good faith dispute between the Parties with respect to the existence of a material breach which is being resolved pursuant to Section 14.6, the applicable notice period shall be tolled pending the outcome of such dispute resolution procedures.

12.4    Termination for Bankruptcy.  A Party may terminate this Agreement in its entirety, if, at any time during the Term, the other Party undertakes or experiences any of the following insolvency events: (i) files in any court or agency pursuant to applicable Law, a petition in bankruptcy or insolvency or for reorganization or winding up, or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets; (ii) proposes a written agreement of composition or extension of substantially all of its debts; (iii) is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within *** days after the filing thereof; (iv) proposes or be a party to any dissolution or liquidation; or (v) makes an assignment of substantially all of its assets for the benefit of creditors. Any such termination shall be upon written notice to the insolvent Party to that effect, which termination shall be immediately effective as of the date of such notice. The Parties agree that all rights and licenses granted under or pursuant to any section of this Agreement are and shall otherwise be deemed to be for purposes of 11 U.S.C. §365(n), and under any analogous Laws in other countries in the Territory, licenses of rights to “intellectual property” as defined in 11 U.S.C. §101(35A). The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code of the United States and/or any other analogous applicable Laws in the Territory. Upon the insolvency of a Party, the other Party shall further be entitled to a complete duplicate of, or complete access to, any such intellectual property that is licensed to it hereunder, which intellectual property shall, if not already in its possession, be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

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12.5 Additional Termination Rights.  FivePrime shall promptly notify UCB in writing in the event that FivePrime becomes subject to an injunction or other similar court order during the Research Term which has the effect of preventing FivePrime from using any material elements of the FivePrime Platform Technology to screen the FivePrime Library in accordance with the Research Plan. In such event, UCB shall have the right, in its sole discretion, to terminate this Agreement in its entirety and without cause, such termination to be effective immediately upon delivery of written notice to FivePrime to that effect.

12.6    Consequences of Termination.

  12.6.1. Effect of Expiration or Termination Generally.  The expiration or early termination of this Agreement pursuant to this Article 12 shall not relieve the Parties of any of their respective obligations accruing under this Agreement prior to such expiration or termination. In the case of any termination pursuant Sections 12.2, 12.3 or 12.4, the date on which such termination becomes effective is referred to herein as the “Termination Date”. UCB shall remain responsible for any unsatisfied financial obligations under Article 8 that were incurred or accrued prior to, as applicable, the expiration of this Agreement or the Termination Date. However, for clarity, in the event of termination of this Agreement UCB shall not have any obligation to FivePrime with respect to any of the following payments: (i) any technology access fees or research funding payments pursuant to Sections 8.1.2 or 8.1.3 which have not become due and payable prior to the Termination Date; (ii) any Optioning Fees or Commercial License Fees pursuant to Section 8.2 with respect to, as applicable, any Confirmed Hits or UCB Reserved Proteins with respect to which UCB has not prior to the Termination Date provided FivePrime with written notice exercising, respectively, the Claiming Option or the License Option; or (iii) any milestone payments under Sections 8.1.5 or 8.3 with respect to milestone events which have not occurred prior to the Termination Date.

  12.6.2. Effects of “At Will” Termination.  In the event UCB terminates this Agreement under Section 12.2 or 12.5, then the terms of this Section 12.6.2 shall govern the rights and obligations of the Parties. To the extent such termination only applies to a particular Licensed Protein, then the applicable provisions of this Section 12.6.2 shall apply solely with respect to such Licensed Protein (and all Licensed Products with respect thereto), and shall not affect the rights and obligations of the Parties under this Agreement with respect to any other Licensed Proteins, and Licensed Products related thereto.

    (a)    Within *** days after the Termination Date, UCB shall pay all uncontested amounts payable to FivePrime hereunder that have accrued but have not been paid as of the Termination Date.

    (b)    In the event of termination of the Agreement, all remaining Confirmed Hits and UCB Reserved Proteins shall as of the Termination Date become Non-Selected Proteins, and the provisions of Section 6.4.5 shall thereafter apply with respect thereto.

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    (c)    Effective as of the Termination Date, the Licensed Proteins shall become Terminated Proteins, all of the licenses that were granted to UCB under Section 6.1 with respect to such Terminated Proteins shall be cancelled, and all such rights shall automatically revert to FivePrime. In addition, UCB shall not thereafter use the Collaboration Patents and non-public Collaboration Know-How in connection with the development, manufacture or commercialization of any Terminated Protein and/or Therapeutics or Diagnostics with respect thereto. UCB further covenants that it and its Affiliates will not thereafter perform or have performed on its behalf, any research, development or commercial activities for any Therapeutic or Diagnostic with respect to any Terminated Protein; provided, however, that this restriction shall not apply to or otherwise limit the scope of any activities within the UCB Independent Research.

    (d)    Disposition of Confidential Information.  No later than *** days after the Termination Date, each Receiving Party shall return to the Disclosing Party (or, at the Disclosing Party’s request, shall destroy) all of the Disclosing Party’s Confidential Information (including all copies thereof) that are in such Party’s possession; provided, however, that the Receiving Party may retain one (1) archival copy of the Disclosing Party’s Confidential Information in its confidential files solely for purposes of identifying its continuing obligations under this Agreement with respect thereto. However, to the extent that UCB retains a Commercial License to one or more Licensed Proteins after the Termination Date, UCB may retain any Confidential Information received from FivePrime that is within the scope of such continuing license.

    (e)    Disposition of Materials.  No later than *** days after the Termination Date, each Materials Receiving Party shall return to the Materials Transferring Party (or, at the Materials Transferring Party’s request, shall destroy) all of the Materials Transferring Party’s Materials (including all progeny or derivatives thereof) that are remaining in such Party’s possession. However, to the extent that UCB retains a Commercial License to one or more Licensed Proteins after the Termination Date, UCB may retain any Materials received from FivePrime that are within the scope of such continuing license.

    (f)    Royalties.  In the event that UCB successfully develops through the performance of UCB Independent Research and thereafter commercializes a Therapeutic with respect to a Terminated Protein, then UCB shall pay royalties to FivePrime pursuant to Section 8.5.2 on sales of such Therapeutic in such countries (if any) in which there is a Protein Patent and/or a Collaboration Patent having a Valid Claim which covers the sale of such Therapeutic in such country.

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    (g)    Provisions Regarding Licensed Products.  The provisions of this Section 12.6.2(g) shall only apply in the event that UCB had, prior to the Termination Date, achieved one or more of the milestone events set forth in Section 8.3 with respect to a Licensed Product related to a Terminated Protein. In such event, FivePrime shall have the option to request a license from UCB to develop, manufacture and commercialize Therapeutics and/or Diagnostics related to such Terminated Protein, on terms and conditions to be agreed upon by the Parties. Such option may be exercised by FivePrime, in its sole discretion, at any time during a period of *** days after the Termination Date, by providing UCB with written notice to that effect. Following receipt of such notice, the Parties will promptly meet to discuss in good faith and negotiate over a period of *** days the terms of such a license under the relevant Protein Patents, Protein Know-How, UCB Product Patents and UCB Product Know-How. Nothing herein shall be construed as obligating either Party to enter into any such agreement on terms and conditions which are not acceptable to it, and each Party shall have the right to unilaterally discontinue all discussions and negotiations with respect to such a transaction at any time after the end of such *** day negotiation period and without obligation or liability to the other Party.

12.6.3. Effects of Termination for Breach.  The termination of this Agreement by the non-breaching Party pursuant to Section 12.3 shall be without prejudice to any of the other rights and remedies that may be available to such Party, whether at law or equity. To the extent such termination only applies to a particular Licensed Protein, then the applicable provisions of this Section 12.6.3 shall apply solely with respect to such Licensed Protein (and all Licensed Products with respect thereto), and shall not affect the rights and obligations of the Parties under this Agreement with respect to any other Licensed Proteins, and Licensed Products related thereto.

    (a)    Termination by FivePrime.  In the event that FivePrime terminates this Agreement under Section 12.3 for UCB’s uncured material breach, then the rights and obligations of the Parties shall be the same as those set forth above in Section 12.6.2(a)-(g).

    (b)    Termination by UCB.  In the event that UCB terminates this Agreement under Section 12.3 for FivePrime’s uncured material breach, UCB’s licenses according to Section 6.1 shall remain in full force and effect on its own terms, provided that UCB fulfills its payment obligations and other obligations under Section 8 net of any money damages for which FivePrime was found liable in any Arbitration with respect to such uncured material breach. In addition, and without limiting the foregoing, in the event that such termination was the result of a breach by FivePrime during the Research Term of one or more of its obligations under Sections 3.5.6, 6.4.2 or 6.4.3, then all remaining unpaid milestone payments under Section 8.3 and future royalties under Section 8.4 with respect to the first Licensed Product to be developed by UCB shall be reduced to *** percent (***%) of the amounts set forth therein.

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12.6.4. Effects of Termination for Bankruptcy.  The Parties intend that during the relevant License Option Period, each License Option shall be treated as an existing license to intellectual property for purposes of section 12.4. Accordingly, in the event that this Agreement is terminated pursuant to Section 12.4 during the relevant License Option Period with respect to one or more UCB Reserved Proteins, then the following shall apply: (i) UCB shall have the right to complete its evaluation and validation of such UCB Reserved Protein and to thereafter exercise the License Option and obtain a Commercial License with respect thereto; (ii) all of the Parties respective rights and obligations under this Agreement with respect to such UCB Reserved Protein shall survive such termination and remain in full force and effect during the remainder of such License Option Period; and (iii) in the event that UCB exercises the License Option in accordance with the terms of Section 4.3, then such UCB Reserved Protein shall thereafter be treated as a Licensed Protein and the Commercial License with respect thereto shall be treated as a pre-existing license to intellectual property under the terms of Section 12.4.

12.7     Survival.  The provisions set forth in Sections 3.5.2, 3.5.3, 3.5.4, 3.5.5, 6.1.4(b), 6.3, 6.4.4, 6.4.5, 8.6, 8.7, 8.8, 8.9, 9, 10.1, 10.2, 11.5, 12.6, 12.7, 13 and 14 shall survive any expiration or early termination of this Agreement for the time periods set forth therein and if no such time period is specified, then indefinitely.

13.       Indemnification.

13.1     Indemnification by FivePrime.  FivePrime shall indemnify, defend and hold UCB, its Affiliates, and its and their respective agents, employees, officers and directors (each a “UCB Indemnitee”) harmless from and against any and all Third Party claims, suits, actions, demands, judgments, liabilities, expenses or losses, including reasonable legal expenses and attorneys’ fees (collectively, “UCB Losses”), to which any UCB Indemnitee may become subject to the extent such UCB Losses are directly or indirectly caused by or otherwise arise out of or in connection with: (a) the performance by FivePrime (and/or its Affiliates, or permitted sublicensees or subcontractors) of FivePrime’s obligations under this Agreement; (b) the material breach of any obligation, covenant, representation, warranty or other binding agreement made by FivePrime in this Agreement; or (c) the negligence or willful misconduct of FivePrime or its Affiliates, except, in each case, to the extent such UCB Losses are caused by the negligence or willful misconduct of any UCB Indemnitee.

13.2     Indemnification by UCB.  UCB shall indemnify, defend, and hold FivePrime, its Affiliates, and its and their respective agents, employees, officers and directors (each a “FivePrime Indemnitee”) harmless from and against any and all Third Party claims, suits, actions, demands, judgments, liabilities, expenses, or losses, including reasonable legal expenses and attorneys’ fees (collectively, “FivePrime Losses”) to which any FivePrime Indemnitee may

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become subject to the extent such FivePrime Losses are directly or indirectly caused by or otherwise arise out of or in connection with: (a) the performance by UCB (and/or its Affiliates, or permitted sublicensees or subcontractors) of UCB’s obligations under this Agreement; (b) the development, manufacture, use, sale, offering for sale, distribution, export, import or other commercialization of Licensed Products pursuant to this Agreement; (c) the material breach of any obligation, covenant, representation, warranty or other binding agreement made by UCB in this Agreement; or (d) the negligence or willful misconduct of UCB or its Affiliates, except, in each case, to the extent such FivePrime Losses are caused by the negligence or willful misconduct of any FivePrime Indemnitee.

13.3     Notice of Indemnification Obligation and Defense.  (As used in this Section 13.3, the term “Losses” shall mean, as applicable, any and all FivePrime Losses or UCB Losses, and “Indemnitees” shall mean, as applicable, any and all FivePrime Indemnitees or UCB Indemnitees.) Any Party entitled to indemnification under Section 13.1 or 13.2 shall promptly give notice to the indemnifying Party of any actual or potential Losses of which it becomes aware that may be subject to indemnification hereunder, but the failure or delay to so notify the indemnifying Party shall not relieve the indemnifying Party from any liability under Section 13.1 or 13.2 except to the extent that the indemnifying Party’s ability to defend against such Losses was actually prejudiced as a result of such failure or delay. The indemnifying Party shall have the right to assume and control the defense of such Losses (at its own expense) with outside counsel of its choice and reasonably satisfactory to the indemnified Party; provided, however, that the indemnified Party shall have the right to retain and be represented by its own counsel (at its own expense) in connection therewith. The indemnified Party shall, upon request, cooperate with the indemnifying Party and its legal representatives in connection with the investigation and defense of such Losses, including by providing or otherwise making available information in its possession with respect thereto. Neither Party shall settle or otherwise resolve any claim, suit, action, or demand related to any Losses without the prior written consent of the other Party, if such settlement or other resolution would (a) result in the admission of any liability or fault on behalf of the other Party or its Indemnitees, (b) result in or impose any payment obligations upon the other Party or its Indemnitees, (c) or subject the other Party to an injunction or otherwise limit the other Party’s ability to take any actions or refrain from taking any actions under this Agreement.

13.4     LIMITATION OF LIABILITY.  IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES (INCLUDING ANY CLAIMS FOR LOST PROFITS, SALES, REVENUES OR OPPORTUNITIES) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT (OR THE EXERCISE OF ITS RIGHTS HEREUNDER) UNDER ANY THEORY OF LIABILITY, AND REGARDLESS OF ANY NOTICE OR KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES.

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14.       General Provisions.

14.1     Force Majeure.  Neither Party shall be held liable to the other Party hereunder, nor be deemed to have defaulted under or breached this Agreement, for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, sabotage, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, earthquake, or other acts of God, or acts, omissions or delays in acting by any governmental authority, and which is not caused by the gross negligence or intentional misconduct of such Party (each such event or cause referred to as “Force Majeure”). The affected Party shall notify the other Party in writing of such Force Majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such Force Majeure circumstances and resume performance of its obligations under this Agreement. If circumstances constituting Force Majeure exist for more than *** days, the Parties shall meet to discuss and agree upon a mutually acceptable resolution to the problem, if practicable. The foregoing notwithstanding, nothing herein shall require a Party to settle on terms unsatisfactory to such Party any strike, lock-out or other labor difficulty, or any investigation or proceeding by any public authority, or any litigation by any Third Party.

14.2     Assignment.  Except as provided in this Section 14.2, neither Party may assign or otherwise transfer this Agreement or any right or obligation hereunder, without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may, without consent of the other Party, assign this Agreement or any of its rights or obligations hereunder in whole or in part to: (i) an Affiliate of such Party; or (ii) its successor in interest in connection with a Strategic Transaction; provided, however, that in the case of assignment to an Affiliate, the assigning Party shall, notwithstanding such assignment, remain responsible for the performance such Affiliate under this Agreement. Any attempted assignment not in accordance with this Section 14.2 shall be null and void and of no legal effect. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns.

14.2.1. Provisions Regarding Strategic Transactions.  Solely in the event that FivePrime experiences a Strategic Transaction during the Research Term. FivePrime (or the Acquiror in such Strategic Transaction) shall within *** days of the effective date of such Strategic Transaction certify to UCB in writing signed by an authorized executive of FivePrime or such Acquiror as follows:

(a)         That FivePrime, such Acquiror or an Affiliate of such Acquiror will continue to timely and properly perform all of its remaining obligations under the Agreement; and

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(b)         That to the extent that such Acquiror or any of its Affiliates is engaged in the discovery, development or commercialization of human pharmaceutical products (other than those activities that were within the scope of FivePrime’s existing business immediately prior to the Strategic Transaction), such Acquiror shall not allow FivePrime to provide access to any UCB Background Know-How, UCB Assays, Materials of UCB, Collaboration Know-How or other UCB Confidential Information in FivePrime’s possession to such Acquiror or any such Affiliates and/or to any of its employees who are responsible for the management or performance of such discovery, development or commercialization activities.

In addition to the foregoing, in the event that either Party experiences a Strategic Transaction at any time during the Term, the other Party shall not as a result of such Strategic Transaction acquire any licenses or other rights under this Agreement with respect to any Know-How and/or Patents owned or controlled, immediately prior to the closing of such Strategic Transaction by the relevant Acquiror and/or its then existing Affiliates.

14.3     Severability.  If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect by a court or other governmental authority of competent jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of one or both of the Parties. The Parties shall in such an instance cooperate and use good faith efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implements the purposes of this Agreement.

14.4     Notices.  All notices that are required or permitted hereunder shall be in writing and sufficient if (i) delivered personally, (ii) sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail, or internationally recognized express courier (e.g., Federal Express), (iii) sent by internationally recognized express courier or (iv) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to FivePrime, to:	Five Prime Therapeutics, Inc. 2 Corporate Drive South San Francisco, CA 94080 USA Attention: President & CEO Facsimile No.: +1-415-365-5601

and:	Five Prime Therapeutics, Inc. 2 Corporate Drive South San Francisco, CA 94080

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USA Attention: Legal Department Facsimile No.: +1-650-583-3164

With a copy to:	Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 USA Facsimile: +1-650-849-7400 Attention: Lila Hope, Esq.

if to UCB, to:	UCB Pharma S.A. Allée de la Recherche 60 1070 Brussels Belgium Facsimile: +32-2-559-9491 Attention: General Counsel

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (i) when delivered, if personally delivered or sent by facsimile on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (ii) on the Business Day of scheduled delivery, if sent by internationally recognized express courier; or (iii) on the *** Business Day following the date of mailing, if sent by mail.

14.5     Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to any rules of conflict of laws. The Parties expressly exclude the applicability of the United Nations convention on contracts for the international sale of goods.

14.6     Dispute Resolution.  The Parties shall negotiate in good faith and use reasonable efforts to amicably settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof that is outside the scope of authority of the JSC, and except for any Excluded Claims (each, a “Dispute”). Either Party shall have the right to refer any Dispute to *** (or their respective designees) who shall attempt in good faith to resolve such Dispute over a period of *** days.

14.6.1. If the Parties do not fully settle a Dispute within *** days of referring such matter to the executive officers pursuant to Section 14.6, then either Party may submit the Dispute for the final resolution by binding arbitration (an “Arbitration”) under arbitration rules of the International Chamber of Commerce, as then in effect (the “ICC Rules”), except as provided

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in Section 14.6.4 with respect to discovery, and judgment on the Arbitration award may be entered in any court having jurisdiction thereof. The proceedings and decisions of the arbitrators in any Arbitration under this Section 14.6 shall be confidential except as otherwise expressly permitted in this Agreement or required by applicable Law.

14.6.2. Each Arbitration shall be conducted by a panel of three arbitrators, each with substantial experience in the pharmaceutical or biotechnology business selected pursuant to the ICC Rules. Within *** days after initiation of an Arbitration, each Party shall select one person to act as an arbitrator and the two Party-selected arbitrators shall select a third arbitrator within *** days of their appointment. If a Party fails to timely select an arbitrator, or if the arbitrators selected by the Parties fail to timely agree upon the third arbitrator, then such arbitrator(s) shall be appointed by ICC Court of Arbitration. The place of arbitration shall be ***, or such other location as may be agreed to by the Parties, and all proceedings and communications shall be in English.

14.6.3. The Parties shall maintain the confidential nature of the Arbitration or except as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an award or its enforcement, or unless otherwise expressly required by applicable Law or judicial decision.

14.6.4. Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The arbitrators shall have no authority to award punitive, exemplary or any other type of damages excluded under Section 13.4, and the Parties hereby irrevocably waive any right to seek or recover any such damages. Each Party shall bear an equal share of the arbitrators’ fees and any administrative fees of each Arbitration. The arbitrators’ decision shall be final, not appealable, and legally binding, and judgment may be entered thereon in a court of competent jurisdiction.

14.6.5. Except to the extent necessary to confirm an award or as may be required by applicable Law, neither a Party nor an arbitrator may disclose the existence, content, or results of an Arbitration without the prior written consent of both Parties.

14.6.6. All the obligations of the Parties under this Agreement that are not expressly disputed in the Arbitration shall remain in full force during the Arbitration.

14.6.7. As used in this Section, the term “Excluded Claim” means a dispute, controversy or claim between the Parties to the extent that it solely concerns: (a) the scope, validity, enforceability or infringement of Patents; and/or (b) compliance by the Parties with any Laws governing antitrust, anti-monopoly or competition law matters.

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14.7     Entire Agreement; Amendments.  This Agreement, together with the Exhibits hereto, constitutes the entire understanding of the Parties with respect to the subject matter hereof and supersedes and cancels all previous express or implied agreements (including the certain Mutual Non-Disclosure Agreement between the Parties effective as of January 6, 2012, as amended (the “Pre-Existing NDA”), and understandings, negotiations, writings and commitments, either oral or written, in respect to the subject matter hereof. For clarity, all information for which either Party had non-disclosure and non-use obligations pursuant to the Pre-Existing NDA shall be considered Confidential Information under this Agreement and such obligated Party shall be considered the Receiving Party under this Agreement with respect to such Confidential Information. The Exhibits to this Agreement are incorporated herein by reference and are part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties.

14.8     Headings.  The captions to the several Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Sections and subsections hereof.

14.9     Independent Contractors.  It is expressly agreed that FivePrime and UCB shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency, and neither Party will treat the relationship between the Parties as a partnership, joint venture or other entity for any purposes whatsoever. Neither FivePrime nor UCB shall have the authority to make any statements, representations or commitments of any kind on behalf of, or to otherwise binding or obligate the other Party, without the prior written consent of such other Party.

14.10   Performance by Affiliates.  Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

14.11   Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as are reasonably necessary to carry out the purposes and intent of this Agreement.

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14.12   Waiver.  No waiver, modification, release or amendment of any obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by all Parties hereto. The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation. Waiver of any provision hereunder or of any breach of any provision hereof shall not be deemed to be a continuing waiver or a waiver of any other breach of such provision (or any other provision) on such occasion or any succeeding occasion.

14.13   Rule of Construction.  Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

14.14   Counterparts.  The Parties may execute this Agreement in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be deemed effective upon the exchange by the Parties of PDF copies of signed originals.

14.15   No Third Party Beneficiaries.  The Parties agree that no provision of this Agreement shall be for the benefit of, or shall be enforceable by any Third Party, including any creditor of either Party.

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IN WITNESS WHEREOF, the Parties have executed this Research Collaboration and License Agreement as of the Effective Date.

UCB Pharma S.A.		Five Prime Therapeutics, Inc.

By:	/s/ Ismail Kola	By:	/s/ Lewis T. Williams

Name:	Ismail Kola	Name:	Lewis T. Williams

Title:	Executive VP, President	Title:	Chief Executive Officer
UCB New Medicines

UCB Pharma S.A.

By:	/s/ Anna Richo

Name:	Anna Richo

Title:	Executive VP & General Counsel

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Exhibit A

Research Plan

UCB and FivePrime are parties to a Research Collaboration and License Agreement, effective March 14, 2013 (the “Collaboration Agreement”), to which this Research Plan is attached as Exhibit A. Capitalized terms used in this Research Plan without definition shall have the respective meanings set forth in the Collaboration Agreement. To the extent that any of the terms or conditions in this Research Plan conflict with any of the terms or conditions set forth in the Collaboration Agreement, the terms of the Collaboration Agreement shall govern.

For purposes of this Research Plan the term “FPT” means FivePrime and the term “WG” means Working Group.

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A-1

Exhibit B

Excluded Protein List

(as of March 14, 2013)

FivePrime Internal Tracking Number
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Exhibit C

Form of Initial Press Release

UCB AND FIVE PRIME THERAPEUTICS ANNOUNCE

STRATEGIC DISCOVERY COLLABORATION

BRUSSELS, BELGIUM & SOUTH SAN FRANCISCO, CALIFORNIA – March __, 2013. UCB and Five Prime Therapeutics announced today that they have entered into a strategic collaboration for the discovery of innovative biologics targets and therapeutics in the areas of fibrosis-related inflammatory diseases and central nervous system (CNS) disorders. This collaboration gives UCB exclusive access to FivePrime’s drug discovery platforms in up to five programs to identify new targets and disease mechanisms.

Under the terms of the agreement, UCB and FivePrime will collaborate to design assays to screen FivePrime’s comprehensive, proprietary library of approximately 5600 functional secreted proteins and transmembrane receptor proteins (ligand traps). FivePrime will apply its technology platforms to identify potential drug targets and drug candidates in fibrosis-related inflammatory diseases and CNS disorders. UCB has an option to license exclusively rights to selected protein targets discovered by FivePrime in the collaboration.

FivePrime will be eligible to receive approximately $16 million from a combination of an upfront fee, technology access fees, research funding and success-based research milestone payments. In addition, FivePrime would be eligible for potential option exercise fees and product-related milestone payments, as well as tiered royalties on global net sales on future products related to each licensed protein.

Ismail Kola, Executive Vice President and President, NewMedicines at UCB said, “The collaboration with FivePrime is another example of UCB building supernetworks of innovation that aim to create superior and sustainable value for patients. FivePrime’s protein library of nearly every antibody target and ligand trap is unique in the industry, and FivePrime’s in vitro and in vivo screening technologies offer powerful means of finding new targets and biologic medicines that are integral to supporting UCB’s strategy aiming to improve the lives of people living with severe diseases.”

“We are delighted to enter into this strategic collaboration with UCB to discover new protein targets and test potential drug candidates for fibrosis-related inflammatory diseases and CNS-related disorders. UCB is a global leader in the research and development of biologics and brings tremendous expertise to this collaboration,” said Lewis T. “Rusty” Williams, MD, PhD, Founder, President and CEO of FivePrime.

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About UCB

UCB, Brussels, Belgium (www.ucb.com) is a global biopharmaceutical company focused on the discovery and development of innovative medicines and solutions to transform the lives of people living with severe diseases of the immune system or of the central nervous system. With 9000 people in approximately 40 countries, the company generated revenue of EUR 3.4 billion in 2012. UCB is listed on Euronext Brussels (symbol: UCB).

About FivePrime

Five Prime Therapeutics, Inc. is a clinical-stage, privately held, biotechnology company discovering and developing innovative antibody and protein therapeutics. Using its integrated discovery platform, FivePrime is building a pipeline of oncology and immunology drug candidates. FivePrime mines its comprehensive library of secreted and extracellular human proteins to screen for medically relevant new therapeutic proteins and antibody targets. FivePrime has entered into a collaboration agreement to develop and commercialize its lead product, FP-1039, with Human Genome Sciences, Inc. (which GlaxoSmithKline has acquired) in the United States, Canada and the EU. FivePrime has also established significant collaborations for the discovery of innovative biologic targets and therapeutics in specific therapeutic areas with several leading pharmaceutical companies, including Pfizer, Centocor and GlaxoSmithKline. For more information about FivePrime, please visit FivePrime’s web site at www.fiveprime.com.

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